Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF
2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2009

To our Stockholders:

        You are cordially invited to attend our 2009 Annual Meeting of Stockholders, which will be held at the offices of Wilson Sonsini Goodrich & Rosati, located at 950 Page Mill Road, Palo Alto, California 94304 on Friday, November 20, 2009 at 10:00 am PST. We are holding the annual meeting for the following purposes:

  1.
  To elect three Class III directors to hold office until our 2012 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

  2.
  To approve the Performance Bonus Plan, a cash bonus plan designed to comply with Internal Revenue Code Section 162(m) requirements for deductible performance-based compensation;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

  4.
  To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the meeting are more fully described in the Proxy Statement.

        The annual meeting will begin promptly at 10:00 a.m. PST and check-in will begin at 9:30 a.m. PST. Only holders of record of shares of our common stock at the close of business on September 24, 2009, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

        We are pleased to again be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this new process should expedite stockholders' receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On October 9, 2009, we mailed our stockholders a notice containing instructions on how to access our 2009 Proxy Statement (the "Proxy Statement") and 2009 Annual Report (the "Annual Report") and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, Proxy Statement and proxy card were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at http://bnymellon.mobular.net/bnymellon/aray.

        For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our principal executive offices.

        All stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible. If you choose to receive paper copies of your proxy materials, including the proxy card, please complete, sign and date the proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By order of the Board of Directors,

Euan S. Thomson, Ph.D. President and Chief Executive Officer

Sunnyvale, California
October 9, 2009

i

ii

PROXY STATEMENT FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2009

        This Proxy Statement is furnished to our stockholders of record as of September 24, 2009, the record date, in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of stockholders, to be held at the offices of Wilson Sonsini Goodrich & Rosati, located at 950 Page Mill Road, Palo Alto, California 94304 on Friday November 20, 2009 at 10:00 a.m. PST. The address of our principal executive office is 1310 Chesapeake Terrace, Sunnyvale, California 94089. This Proxy Statement and the proxy card, together with a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2009, is first being made available to our stockholders on or about October 9, 2009. Through fiscal 2009, our Company's fiscal year ended on the Saturday closest to June 30, so that in a 52 week period, each fiscal quarter consisted of 13 weeks, but for ease of presentation purposes, we refer to June 30, 2009 as our fiscal year end. Going forward, however, all of our Company's fiscal years will end on June 30.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 9, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at: http://bnymellon.mobular.net/bnymellon/aray.

Why am I receiving access to these proxy materials?

You are receiving access to this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of September 24, 2009. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the meeting?

Only holders of record of shares of our common stock at the close of business on September 24, 2009, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

How many shares are outstanding?

On the record date, 56,830,323 shares of our common stock were issued and outstanding and held by approximately 98 holders of record. Each share of common stock outstanding on the record date is entitled to one vote.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote at the meeting, will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time.

What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:
	1.	The election of three Class III directors to hold office until our 2012 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

	2.	The approval of the Performance Bonus Plan, which, if approved, will become effective beginning in our 2011 fiscal year; and
	3.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.
What happens if additional matters are presented at the meeting?

The only items of business that our Board of Directors intends to present at the meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares "FOR" the election of each of the director nominees identified in this Proxy Statement, "FOR" the approval of the Performance Bonus Plan and "FOR" the ratification of the appointment of Grant Thornton LLP.

What shares can I vote at the meeting?

You may vote all of the shares you owned as of September 24, 2009, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. You may also vote in person at the meeting, but only after you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by voting on the Internet, voting by phone, or completing and returning the proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct how to vote on each item, your shares will be counted as a vote "FOR" the election of each of the director nominees identified in this Proxy Statement, "FOR" the approval of the Performance Bonus Plan and "FOR" the ratification of the appointment of Grant Thornton LLP.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The meeting will begin promptly at 10:00 a.m. PST. Check-in will begin at 9:30 a.m. PST. Even if you plan to attend the meeting, we recommend that you also vote by Internet, vote by telephone, or complete, sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy cards, voting instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except as required by law to BNY Mellon Shareowner Services, our transfer agent, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?

Each outstanding share of our common stock entitles the holder to one vote per share on each matter considered at the meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. The election of directors requires a plurality of the votes cast for the election of directors and, accordingly, the three director nominees receiving the highest number of affirmative "FOR" votes at the meeting will be elected to serve as Class III directors. You may vote either "FOR" or "WITHHOLD" your vote for the director nominees. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The approval of the Performance Bonus Plan requires a majority of the votes cast. You may vote either "FOR" or "WITHHOLD" your vote for the approval of the Performance Bonus Plan. A properly executed proxy marked "WITHHOLD" with respect to the approval of the Performance Bonus Plan will not be voted with respect to such approval, although it will be counted for purposes of determining whether there is a quorum.

Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010 is not required by law or by governing instruments. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the votes cast. You may vote either "FOR" or "AGAINST" ratification of the appointment, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment will not be voted with respect to such ratification, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain this firm.

What is a "broker non-vote"?

Under the rules that govern brokers and banks that have record ownership of our shares of common stock that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of independent registered public accounting firms are considered routine matters.

Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on these matters; provided, however, that your broker or bank will not be able to vote your shares for the approval of the Performance Bonus Plan without your specific instruction. A "broker non-vote" occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a non-routine matter.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be counted in tabulating the voting results for any particular proposal. As a result, an abstention will have the same effect as a vote against a proposal.

What happens if the meeting is adjourned?

If our annual meeting is adjourned to another time or place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of BNY Mellon Shareowner Services, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set, or Notification of Internet Availability of Proxy Materials, of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notification of Internet Availability of Proxy Materials or proxy card. Please vote on the Internet, by telephone, or complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The proxy is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials will not be significant.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting, and publish the final voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2010.
What is the deadline for submitting proposals for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations. Please refer to "Stockholder Proposals" and "Nomination of Director Candidates" below.

 Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2010, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than July 11, 2010. If the date of next year's annual meeting is more than 30 days before or 30 days after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC. In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days or more than 120 calendar days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at our 2010 annual meeting of stockholders, such a proposal must be received by us after June 11, 2010 but no later than July 11, 2010. If the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. Our bylaws also specify requirements as to the form and content of a stockholder's notice. All stockholder proposals should be addressed to:

  Corporate Secretary
  Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, California 94089

Nomination of Director Candidates

        Any proposals for director candidates for consideration by our Board of Directors must be in writing and include the nominee's name and qualifications for board membership and should be directed to our Corporate Secretary at our principal executive offices. Our Bylaws also require that any proposal for nomination of directors include the written consent of each nominee to serve as a member of our Board of Directors, if so elected. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to stockholder nominees for our Board of Directors. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our Corporate Secretary no earlier than June 11, 2010 and no later than July 11, 2010.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of our Board of Directors

        Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. John Adler, Jr., M.D., a former Class II director, resigned from our Board of Directors following the end of fiscal 2009, effective July 19, 2009, and Louis J. Lavigne, Jr. and Dennis L. Winger, each a Class II director, were appointed by our Board of Directors effective September 4, 2009 to fill two Class II vacancies. Our Board of Directors currently consists of eight directors, with two directors in Class I, and three directors in each of Classes II and III. Proxies cannot be voted for more than three persons.

        The names of each continuing member of our Board of Directors, including each nominee for election to our Board of Directors, the classes in which they serve, their ages as of July 31, 2009, principal occupation and length of service on our Board of Directors, are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class III Directors
Elizabeth Dávila(1)(2)	2009	65	Board Member, NuGEN Technologies, Inc.	2008
Euan S. Thomson, Ph.D.	2009	46	President and Chief Executive Officer, Accuray Incorporated	2002
Wayne Wu(3)	2009	46	President, Pacific Health Investment, Inc.	1998
Class I Directors
Robert S. Weiss(2)(3)	2010	62	Chief Executive Officer and President, The Cooper Companies, Inc.	2007
Li Yu(1)(3)	2010	68	Chairman of the Board, President and Chief Executive Officer, Preferred Bank	2004
Class II Directors
John P. Wareham(1)	2011	67	Chairman of the Board, Steris Corporation	2008
Louis J. Lavigne, Jr.(2)	2011	61	Independent management consultant	2009
Dennis L. Winger(1)	2011	61	Board Member, Cell Genesys, Inc., Cephalon, Inc. and Vertex Pharmaceuticals	2009

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

Director Nominees

        Our Board of Directors has nominated Elizabeth Dávila, Euan S. Thomson, Ph.D. and Wayne Wu for re-election as Class III directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable.

        Elizabeth Dávila has served as a member of our Board of Directors since February 2008 and as Vice Chairperson of our Board of Directors since September 2008. Ms. Dávila was the former Chairman and Chief Executive Officer VISX, Incorporated ("VISX"), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating

Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of NuGEN Technologies, Inc., a company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis. Ms. Dávila previously served on the boards of directors of Advanced Medical Optics, Inc. (now Abbott Medical Optics), Cholestech Corp. and VidaMed, Inc., medical device companies which were acquired in 2009, 2007 and 2002, respectively. Ms. Dávila holds a B.S. in Chemistry from St. Mary's College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame in Notre Dame, Indiana, and an M.B.A. from Stanford University in Stanford, California.

        Euan S. Thomson, Ph.D. has served as our Chief Executive Officer and a member of our Board of Directors since March 2002 and as our President since October 2002. Dr. Thomson also serves on the Board of Directors of Hospice of the Valley, a hospice facility serving individuals with life-limiting illnesses. Prior to joining our Company, Dr. Thomson served as Chief Executive Officer of Photoelectron Corporation, a medical device company, and held various positions as a medical physicist within the United Kingdom National Health Service. He also previously worked as a consultant for other medical device companies, including Varian Oncology Systems and Radionics, Inc. Dr. Thomson holds a B.S. in Physics, an M.S. in Radiation Physics and a Ph.D. in Physics, with an emphasis on stereotactic brain radiotherapy, each from the University of London, United Kingdom.

        Wayne Wu has served as a member of our Board of Directors since April 1998 and the Chairperson of our Board of Directors since May 2004. Since June 2005, Mr. Wu has been the President of Pacific Health Investment, Inc., a life science investments company. From February 1998 through May 2005, he served as manager of Pacific Republic Capital Group, a life science investments fund. Mr. Wu also serves on the Board of Directors of Green Tree Investment Company, a chain of upscale budget business hotels in the People's Republic of China, WaveSense, Inc., a developer and manufacturer of analytical nanotechnologies for use in cellular and molecular assay markets, and Synaptic Medical, Inc., a medical device company in the cardiac electrophysiology space. Mr. Wu holds a B.S. in Mathematics from the National Central University in Taiwan and an M.A. in Mathematics from the University of Southern California in Los Angeles, California.

        If elected, Ms. Dávila, Dr. Thomson and Mr. Wu will hold office as Class III directors until our annual meeting of stockholders to be held in 2012, or until their earlier resignation or removal.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE THREE NOMINEES FOR CLASS III DIRECTOR LISTED ABOVE.

 Directors Whose Terms Extend Beyond the 2009 Annual Meeting

        Robert S. Weiss has served as a member of our Board of Directors since January 2007. Since November 2007, Mr. Weiss has served as the Chief Executive Officer of The Cooper Companies, Inc. ("Cooper"), a global specialty medical products company. He was also given the title of President of Cooper in March 2008. Mr. Weiss has served in various senior executive management positions with Cooper since 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper's contact lens subsidiary. Prior to that, he served as Cooper's Chief Financial Officer from September 1989 to January 2005 and held the title of Executive Vice President from October 1995 onward. From March 1984 until October 1995 he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss also serves on the board of directors of Cooper. Mr. Weiss holds a B.S. in Accounting from the University of Scranton in Scranton, Pennsylvania.

        Li Yu has served as a member of our Board of Directors since June 2004. Since December 1991, Mr. Yu has served as the Chairman of our Board of Directors and, since January 1993, as the President and Chief Executive Officer of Preferred Bank, a financial institution. Mr. Yu also serves on Preferred Bank's board of directors. From 1987 until December 1991, Mr. Yu served as President of Greenway International, a privately held real estate investment company. From 1982 to 1987, he served as Chairman of the board of directors of California Pacific National Bank, which was acquired by an entity subsequently acquired by Bank of America. Mr. Yu holds an M.B.A. from the University of California, Los Angeles, California.

        John P. Wareham has served as a member of our Board of Directors since February 2008. Mr. Wareham is currently Chairman of the board of directors of Steris Corporation, a manufacturer of sterilization systems used in hospitals and other clinical and high risk settings. From 1998 to 2005, Mr. Wareham served as Chief Executive Officer of Beckman Coulter, Inc., a leading diagnostic testing systems company. He also held the titles of President of Beckman Coulter, Inc. from 1993 to 2003 and Chairman from 1999 to 2005. Mr. Wareham also serves on the boards of directors of Greatbatch, Inc., a manufacturer of electronic components used in implantable medical devices such as pacemakers and defibrillators, and ResMed, Ltd., a manufacturer of medical devices used to diagnose and treat obstructive sleep apnea and other sleep-related respiratory disorders. Mr. Wareham holds a B.S. in Pharmacy from Creighton University in Omaha, Nebraska, and an M.B.A. from Washington University in St. Louis, Missouri.

        Louis J. Lavigne, Jr. has served as a member of our Board of Directors since September 2009. Mr. Lavigne is currently an independent management consultant specializing in the areas of corporate finance, accounting and strategy. From 1983 to 2005, Mr. Lavigne served in various capacities with Genentech, Inc., namely, Controller from 1983 to 1986; Vice President from 1986 to 1988; Vice President and Chief Financial Officer from 1988 to 1994; Senior Vice President and Chief Financial Officer from 1994 to 1997; Executive Vice President and Chief Financial Officer from 1997 to 2005. Mr. Lavigne also serves on the boards of directors of Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide and BMC Software, Inc., an independent systems software vendor that specializes in software solutions that allow companies to manage their information technology infrastructure from a business perspective. Mr. Lavigne holds a B.S. in Finance from Babson College in Babson Park, Massachusetts, and an M.B.A. from Temple University in Philadelphia, Pennsylvania.

        Dennis L. Winger has served as a member of our Board of Directors since September 2009. Mr. Winger most recently served as Senior Vice President and Chief Financial Officer with Applied Biosystems, Inc. from 1997 to 2008. Mr. Winger also serves on the boards of directors of Cell Genesys, Inc., a company that researches and produces human disease therapies that are based on gene modification technologies; Cephalon, Inc., a drug developer and seller, with activities focusing on central nervous system disorders; and Vertex Pharmaceuticals, a company that discovers, develops and markets small molecule drugs that address viruses, cancer and autoimmune, inflammatory and neurological diseases. Mr. Winger holds a B.A. in History from Siena College in Loudonville, New York and an M.B.A. from Columbia University in New York, New York.

PROPOSAL TWO—APPROVAL OF OUR PERFORMANCE BONUS PLAN

        On September 24, 2009 the Compensation Committee of our Board of Directors unanimously approved the Performance Bonus Plan (the "Bonus Plan") and directed that the Bonus Plan be submitted to stockholders at the Annual Meeting. A copy of the Bonus Plan is attached as Appendix A. If approved by our stockholders, the Bonus Plan will be effective beginning in our Company's 2011 fiscal year.

        The purpose of the Bonus Plan is to motivate certain executives to achieve corporate or business unit performance objectives and to reward them when those objectives are satisfied.

        The Bonus Plan satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and payments made under the Bonus Plan will maximize our ability to receive corporate tax deductions for our executive compensation.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO, THE APPROVAL OF OUR PERFORMANCE BONUS PLAN. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

 Description of the Performance Bonus Plan

        Eligibility.    Participants in the Bonus Plan are executive officers and key employees who are chosen solely at the discretion of the Compensation Committee. Our Chief Executive Officer, all of our Executive Officers and all of our Senior Vice Presidents are eligible to be considered for participation in the Bonus Plan. Because our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year. We may also pay discretionary bonuses or other types of compensation outside of the Bonus Plan.

        Purpose.    The purpose of the Bonus Plan is to motivate the participants to achieve our corporate and business unit performance objectives and to reward them when those objectives are satisfied. If certain requirements are satisfied, bonuses issued under the Bonus Plan may qualify as deductible "performance-based compensation" within the meaning of Section 162(m) of the Code.

        Administration.    The Bonus Plan is administered by the Compensation Committee consisting of no fewer than two members of our Board of Directors.

        Determination of Awards.    Under the Bonus Plan, participants are eligible to receive cash payments based upon the attainment and certification of certain objective performance criteria established by the Compensation Committee. The performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either our Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, in each case as specified by the Compensation Committee, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles:

  (i)
  Cash flow (including operating cash flow or free cash flow);

  (ii)
  Revenue (on an absolute basis or adjusted for currency effects);

  (iii)
  Gross margin;

  (iv)
  Operating expenses or operating expenses as a percentage of revenue;

  (v)
  Earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings);

  (vi)
  Earnings per share;

  (vii)
  Stock price;

  (viii)
  Return on equity;

  (ix)
  Total stockholder return;

  (x)
  Growth in stockholder value relative to the moving average of the S&P 500 Index or another index;

  (xi)
  Return on capital;

  (xii)
  Return on assets or net assets;

  (xiii)
  Return on investment;

  (xiv)
  Economic value added;

  (xv)
  Operating profit or net operating profit;

  (xvi)
  Operating income;

  (xvii)
  Operating margin;

  (xviii)
  Market share;

  (xix)
  Contract awards or backlog;

  (xx)
  Overhead or other expense reduction;

  (xxi)
  Credit rating;

  (xxii)
  Objective customer indicators;

  (xxiii)
  New product invention or innovation;

  (xxiv)
  Attainment of research and development milestones;

  (xxv)
  Improvements in productivity;

  (xxvi)
  Attainment of objective operating goals;

  (xxvii)
  Contingent or non-contingent orders; and

  (xxviii)
  Growth rates in any of the performance criteria listed in sections (i) through (xxvii) above.

        The performance criteria may differ for each participant. The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Bonus Plan.

        Payment of Awards.    All awards will be paid in cash as soon as is practicable following determination of the award and not later than September 15 of the year following the year in which the performance period ends, unless the amount is deferred under one of our Company's non-qualified deferred compensation plans, in which case awards will be paid pursuant to the timing requirements of that plan and applicable law. The Compensation Committee may also defer the payment of awards in its discretion, as necessary or desirable to preserve the deductibility of such awards under Section 162(m) of the Code, but only in compliance with Section 409A of the Code.

        Maximum Award.    The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Bonus Plan in any of our fiscal years is $3,000,000.

        Amendment and Termination.    The Compensation Committee may amend, suspend or terminate the Bonus Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the

Bonus Plan or in any award granted thereunder. In general, the Compensation Committee may amend or modify the Bonus Plan, or terminate the Bonus Plan. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

        Indemnification.    Our Board of Directors and Compensation Committee are generally indemnified by our Company for any liability arising from claims relating to the Bonus Plan.

        Federal Income Tax Consequences.    Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by our Company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Bonus Plan Benefits

        Future benefits under the Bonus Plan are not determinable because awards under the Bonus Plan are determined based on actual future performance.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2010. Grant Thornton LLP audited our consolidated financial statements for the fiscal years ended June 30, 2009, 2008 and 2007.

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010 is not required by law, by the NASDAQ Stock Market listing requirements or by our Amended and Restated Certificate of Incorporation or Bylaws. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our Board of Directors determines that such a change would be in the best interests of our Company and our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

 Audit and Non-Audit Services

        The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2009. The estimated aggregate fees billed by Grant Thornton LLP for audit and non-audit services in 2009 and in 2008 are as follows:

	Fiscal Year Ended June 30,
Service Category	2009	2008
Audit Fees(1)	$1,182,993	$1,618,602
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	254,763	—

Total	$1,437,756	$1,618,602

    (1)
    Audit fees consist of fees for professional services performed for the audit of our consolidated annual financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    All Other Fees consist of fees for additional assurance services performed related to an investigation regarding possible improprieties in handling and accounting for certain inventory items during the year ended June 30, 2009.

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of our Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee's written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

        Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2009, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP is also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2009 with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the SEC.

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Robert S. Weiss, Chairman
    Elizabeth Dávila
    Li Yu

        The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

 REPORT OF THE COMPENSATION COMMITTEE

        This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, that the Compensation Discussion and Analysis be included in this Proxy Statement.

        COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Li Yu, Chairman
    Elizabeth Dávila
    John P. Wareham
    Wayne Wu

        The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

 COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2009 compensation program for the principal executive officer, the principal financial officer, and the three executive officers (other than the principal executive officer and principal financial officer) who were the most highly compensated executives of Accuray Incorporated. During fiscal 2009, these individuals were:

  •
  Euan S. Thomson, Ph.D., our President and Chief Executive Officer;

  •
  Derek A. Bertocci, our Senior Vice President and Chief Financial Officer;

  •
  Holly R. Grey, our Senior Vice President, Finance and former Interim Principal Financial Officer;

  •
  Robert E. McNamara, our former Senior Vice President, Chief Financial Officer;

  •
  Chris A. Raanes, our Senior Vice President, Chief Operating Officer;

  •
  Eric P. Lindquist, our Senior Vice President, Chief Marketing Officer; and

  •
  Wade B. Hampton, our Senior Vice President, Chief Sales Officer.

        These executives were Accuray Incorporated's Named Executive Officers ("NEO" or "NEOs"), for fiscal 2009. (In this Compensation Discussion and Analysis, Accuray Incorporated is referred to as "our," "us," "we," or "the Company.") Mr. McNamara's employment as Chief Financial Officer terminated effective as of his resignation on September 11, 2008. We provided certain severance payments and benefits to Mr. McNamara as described in further detail under Employment, Change in Control and Severance Arrangements—Robert E. McNamara, below. Ms. Grey served as Interim Principal

Financial Officer effective September 11, 2008 until Mr. Bertocci's appointment as Chief Financial Officer effective January 1, 2009.

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2009. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our executives, including the NEOs, in fiscal 2009, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Background and Compensation Philosophy

        We are a technology Company that designs, develops and markets intelligent robotic radiosurgery systems for use in the non-invasive cancer treatment field. We operate in a highly complex and competitive business environment that is subject to significant regulatory oversight, and which is being constantly reshaped by rapid technological advances, rapidly changing market requirements, and the emergence of new and well-funded competitors. To thrive in this environment, we must continuously improve the effectiveness and productivity of our existing radiosurgery processes, as well as identify customer needs and develop and commercialize new products and product enhancements to meet those needs.

        To achieve these objectives, we need a highly-talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. In addition, part of our long-term business strategy is to pursue acquisitions of and investments in businesses and technologies that will expand our business and enhance our technology development capabilities. Consequently, our executives must be capable of fulfilling this strategy, identifying complementary businesses and technologies, determining the most advantageous form of investment, negotiating acquisitions and strategic relationships, and successfully blending these organizations and technologies into our business.

        Our executive compensation program is designed to foster practices that will enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. To achieve these objectives, our executive compensation program is based on the following core principles:

  •
  Our executive pay programs should motivate and reward behavior consistent with Company and individual performance objectives and the Company's culture and organizational values;

  •
  Our executive compensation program should be sufficiently competitive relative to comparable medical device companies to attract and retain executives who can achieve the Company's strategic goals and create long-term stockholder value in a cost-effective manner;

  •
  Our executives should view their compensation as being tied to the long-term best interests of our stockholders;

  •
  Our executive compensation program should recognize individual contributions as well as overall business results;

  •
  An executive's compensation should be appropriate in light of his or her experience, responsibilities and performance;

  •
  There should be a direct link between the total direct compensation that an executive earns and Company, business, and individual performance; and

  •
  Our executive compensation program should not encourage undertaking excessive risk.

        These principles form the foundation of our executive compensation philosophy, which is reflected in the various compensation elements—base salary, annual cash incentives, equity awards, and other benefits—that comprise our executive compensation program. These components are regularly reviewed and adjusted, as the Compensation Committee deems necessary and appropriate, to ensure that we provide total direct compensation and benefits opportunities that enable us to:

  •
  Attract and retain executives whose abilities are critical to our long-term success;

  •
  Motivate these executives to perform at their highest level and appropriately reward strong individual performers who consistently deliver superior results in support of the Company's business objectives and, thereby, enhance the current and long-term value of our stockholders' investments;

  •
  Tie a significant portion of our executives' short-term incentives to the achievement of measurable corporate and individual performance objectives that further our long-term business strategy;

  •
  Provide long-term incentives that are based on creating and sustaining the value of our stockholders' investments; and

  •
  Encourage our executives to manage our business from the perspective of owners with an equity stake in the Company.

Compensation Process

        The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance of our Chief Executive Officer and setting his compensation, and for approving the compensation for our other executives, including the other NEOs. The Compensation Committee is also responsible for reviewing and recommending to our Board of Directors the compensation of our directors and establishing and regularly reviewing the compensation and benefits policies for our executives and salaried employees. For additional information on the Compensation Committee, including the scope of its authority, see Corporate Governance and Board of Directors Matters—Compensation Committee below.

        At the beginning of each fiscal year, the Compensation Committee, after consulting with management, establishes the performance objectives for the Company and makes decisions with respect to any base salary adjustment, approves the individual performance objectives and target annual cash incentive award opportunities, and makes decisions with respect to equity awards for our executives, including the NEOs, for the upcoming year. After the end of the fiscal year, the Compensation Committee assesses the performance of our executives, including the NEOs, to determine the payouts for the annual cash incentive award opportunities for the previous year.

  Role of Management

        To aid in its deliberations, each year our Chief Executive Officer provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executives, including the NEOs (other than himself). Prior to formulating these recommendations, our Chief Executive Officer conducts an annual performance review of our other executives to evaluate their performance for the prior fiscal year. Our Chief Executive Officer then presents the results of these evaluations, along with his recommendations with regard to their compensation, including base salary adjustments, annual cash incentive award opportunities and payouts, and equity awards, to the Compensation Committee for its consideration. Similarly, our Chief Executive Officer's performance is reviewed annually by the Compensation Committee as part of its deliberations with respect to his compensation.

        Our Chief Executive Officer also meets with the Compensation Committee at the beginning of each year to formulate the Company's performance objectives for each fiscal year and the individual performance objectives for each executive. Typically, our Chief Executive Officer is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are discussed). From time to time, our Chief Financial Officer, General Counsel, and Vice President of Human Resources may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions.

        We are assisted in executive compensation matters by Compensia, Inc. ("Compensia"), a compensation consulting firm, which has been engaged by the Company. Compensia advises the Company with respect to trends in executive compensation, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay), and setting compensation levels.

  Role of Compensation Consultants

        The Compensation Committee may, from time to time, engage one or more independent compensation consultants to provide compensation data and analysis and to assist in developing and reviewing overall executive compensation strategies. During fiscal 2009, the Compensation Committee engaged Watson Wyatt Worldwide Inc. ("Watson Wyatt") to serve as its independent advisor with respect to implementing our executive compensation program and determining the appropriate base salary levels, annual cash incentive awards, and equity awards for our executives by assessing the reasonableness of individual compensation elements and total direct compensation. Watson Wyatt also provided market data and advice with regard to the remuneration of our independent board members.

        Examples of the projects performed by Watson Wyatt during fiscal 2009 included reviewing and confirming the recommended peer group for 2009 and conducting a market analysis and recommending guidelines for remuneration of our board members. In fiscal 2009, Watson Wyatt advised the Compensation Committee in assessing the reasonableness of the fiscal 2009 executive compensation and bonus plan recommendations. Watson Wyatt does not otherwise provide any services to the Company.

  Competitive Positioning

        In fiscal 2009, the Compensation Committee allocated the total direct compensation of our executives, including our NEOs, between cash and equity based on an analysis of the data reflected in the Radford 2009 High-Tech Industry Survey (the "Radford Survey") for companies with $200 to $500 million in annual revenue, as well as an assessment of the Company's performance and compensation against a peer group of 13 medical device companies with whom we compete for executive talent, which are in our industry sector and which have comparable financial and organizational characteristics. The Radford Survey is a survey of companies in the medical device, software, and other high-technology industries. The peer group of 13 medical device companies was initially developed by the Company, with the assistance of Compensia, and submitted to the Compensation Committee for its review. The Compensation Committee, with the assistance of Watson Wyatt, evaluated the proposed peer group and provided input to the Company with respect to its composition. The final peer group for fiscal 2009 was approved by the Committee in April 2008.

        The companies comprising the peer group were selected on the basis of the following five criteria: business orientation (i.e., high-growth companies that develop and design highly-technical devices and that have substantial international operations), total revenue, employee size, market capitalization, and revenue per employee. The Compensation Committee intends to annually review the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

        The peer group for fiscal 2009 was comprised of the following companies:

American Medical Systems Holdings, Inc.	ev3 Inc.	Sonosite, Inc.
AngioDynamics, Inc.	HealthTronics, Inc.	TomoTherapy Incorporated
ArthroCare Corporation	Integra LifeSciences Holdings Corporation	Volcano Corporation
Cyberonics, Inc.	Intuitive Surgical, Inc.
Datascope Corp.	Masimo Corporation

        In evaluating the base salaries of our executives for fiscal 2009, establishing target award opportunities for annual cash incentive awards, and making equity awards, the Compensation Committee reviewed the relevant survey and peer group data to guide its decisions on individual compensation elements, including the competitive reasonableness of arrangements, and to ensure that its decisions were consistent with the Company's compensation philosophy and strategy. However, the Compensation Committee did not base its decisions on targeting compensation to specific benchmarks against the survey and peer group data, although, in establishing annual cash incentive award targets for fiscal 2009, the Compensation Committee sought to provide our executives with an opportunity to realize total target cash compensation that approximated or exceeded the 60thpercentile of the relevant compensation market data, as reported in the Radford Survey and by the medical device companies comprising our peer group, as described above. The Compensation Committee chose the 60th percentile as its approximate total cash compensation target for fiscal 2009 because (i) it intended to set performance milestones for cash incentive compensation so that target level payouts would only be made if executive officers and the Company performed at a superior level that would be difficult to achieve, (ii) it believed that it needed to provide executives with the ability to earn above-market cash compensation in order to attract and retain the quality of executives necessary to successfully manage the Company, and (iii) twelve of the thirteen companies in our peer group are located outside of the Silicon Valley in regions that generally have lower housing costs and lower cost-of-living expenses.

        For fiscal 2010, the Compensation Committee used the same process and criteria for reviewing and choosing the peer group in order to determine the total direct compensation of our executives, including the NEOs, between cash and equity based compensation. In addition, the Compensation Committee reviewed the fiscal 2009 peer group to ensure continued relevancy to our business. Following a review of the recommended changes and discussions with Watson Wyatt and our executive management, the Compensation Committee approved the fiscal 2010 peer group listed in the table below.

American Medical Systems Holdings, Inc.	HealthTronics, Inc.	Sonosite, Inc.
AngioDynamics, Inc.	Integra LifeSciences Holdings Corporation	TomoTherapy Incorporated
ArthroCare Corporation	Intuitive Surgical, Inc.	Volcano Corporation
Cardiac Science	Masimo Corporation	Zoll Medical
Cyberonics, Inc.	Haemoetics

Compensation Elements

        During fiscal 2009, the compensation of our executives, including the NEOs, consisted of the following elements:

  •
  Base salary;

  •
  An annual cash incentive award opportunity; and

  •
  Equity awards.

  Base Salary

        We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executives, including the NEOs. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

        The Compensation Committee has historically positioned the base salaries of our executives at or above the 60th percentile of the relevant compensation market data, as reported in the Radford Survey described above. For fiscal 2009, however, the Compensation Committee implemented a transition plan, and is now targeting the average base salaries of our executives to be at or above the 50th percentile of the relevant compensation market data, as reported in the Radford Survey and by the medical device companies identified in our peer group, depending on the particular executive's experience and historical performance. We believe that paying at this level provides us access to top executive talent and protects the compensation of our current executives from falling behind market. This change was made to more closely align our executive compensation practices with our pay-for-performance philosophy.

        Because of our emphasis on performance-based compensation for executives, base salary adjustments are generally made only when the Compensation Committee believes there is a significant deviation from market or when an individual is promoted or assumes an increase in responsibility. The Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted.

        In reviewing the base salaries of our executives during fiscal 2009, the Compensation Committee considered each executive's performance over the last fiscal year as evaluated by our Chief Executive Officer, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, and the Company's retention needs, and balanced these factors against the relevant compensation market data from the Radford Survey and from the 13 peer group companies identified above. In formulating his recommendations to the Compensation Committee with respect to base salary adjustments, our Chief Executive Officer also considered internal equity among our executives.

        For fiscal 2009, the Compensation Committee maintained the base salaries of the NEOs at their fiscal 2008 levels, except that the Compensation Committee approved an increase in Mr. Raanes's annual base salary from $333,500 to $345,000 because Mr. Raanes assumed certain additional responsibilities in the areas of revenue management and an objective to accelerate installations of CyberKnife Systems. Dr. Thomson's annual base salary remained $500,000, Mr. Lindquist's annual base salary remained $316,250 and Mr. Hampton's annual base salary remained $276,000. Mr. McNamara's annual base salary remained $316,250, until his resignation effective September 11, 2008. Ms. Grey's annual base salary for fiscal 2009 was $230,000. Mr. Bertocci, who joined our Company effective January 1, 2009, has an annual base salary of $300,000. For fiscal 2009, the annual base salary for each of our NEOs was at or above the 50th percentile of the relevant compensation market data, as reported in the Radford Survey and by the medical device companies. The base salaries paid to the NEOs during fiscal 2009 are reported in the Summary Compensation Table below.

        For fiscal 2010, the Compensation Committee maintained the base salaries of the NEOs at their fiscal 2009 levels.

  Annual Cash Incentives

        Annual cash incentive awards are a key re-enforcer of our performance-based culture. On average, we believe in providing our executives, including the NEOs, with a total target cash compensation opportunity that approximates or exceeds the 60th percentile for fiscal 2009 of the relevant compensation market data, as reported in the Radford Survey, depending on both Company and individual performance. As mentioned above, the Compensation Committee chose the 60th percentile for fiscal 2009 as its approximate total cash compensation target because (i) it intended to set performance milestones for cash incentive compensation so that target level payouts would only be made if executive officers and the Company performed at a superior level that would be difficult to achieve, (ii) it believed that it needed to provide executives with the ability to earn above-market cash compensation in order to attract and retain the quality of executives necessary to successfully manage the Company, and (iii) 12 of the 13 companies in our peer group are located outside of the Silicon Valley in regions that generally have lower housing costs and lower cost-of-living expenses. To achieve this objective, we provided our executives with an annual cash incentive award opportunity that was based on achieving pre-established corporate and individual performance objectives.

        In August of each year, the Compensation Committee, after consulting with management, establishes the corporate and individual performance objectives for the current fiscal year's annual cash incentive awards and sets the target award opportunity for each executive, including our Chief Executive Officer and the other NEOs. These target levels, which were initially established in each executive's employment letter agreement as a percentage of each executive's base salary, have been subsequently increased by the Committee based on a review of the relevant market data from the Radford Survey and by the medical device companies identified in our peer group, and to make an increased portion of the executive's total compensation dependent on the Company's performance. For fiscal 2009, the target award opportunity for Dr. Thomson was equal to 100% of his base salary, the target award opportunities for Messrs. Bertocci, Raanes, and Lindquist were equal to 65% of their respective base salaries, the target award opportunity for Ms. Grey was equal to 40% of her base salary, and the target award opportunity for Mr. Hampton was equal to 83% of his base salary. The target award opportunity for Mr. McNamara, prior to his resignation on September 11, 2008, was 65% of his base salary. These target percentages were unchanged from the prior fiscal year.

        Award payouts are determined after the end of the fiscal year based on the Company's overall performance for the year (as measured by one or more pre-established performance objectives) and each executive's performance against his individual objectives. For fiscal 2009, award payouts could exceed 100% of an executive's target incentive payout where actual performance exceeded the pre-established corporate and individual objectives. The actual award payout for each executive, other than our Chief Executive Officer, is approved by the Compensation Committee after consulting with our Chief Executive Officer and evaluating each executive's performance over the last fiscal year.

  Fiscal 2009 Cash Incentive Award Opportunities

        For fiscal 2009, our annual cash incentive awards were designed to reward our executives, including the NEOs, based on the Company's performance and the individual executive's contribution to that performance. In establishing the fiscal 2009 cash incentive award program, the Compensation Committee determined that bonus payments to all executive officers, including the NEOs, should be more closely linked to achieving corporate performance measures. Accordingly, the Compensation Committee established a minimum threshold performance level upon which funding of cash incentive awards was contingent. In the event the minimum threshold performance level is not achieved, no bonus payments would be made to the NEOs based on the formula described below and any executive officer bonuses, if paid, would be solely at the discretion of the Compensation Committee. The Compensation Committee also determined that the same set of corporate performance measures should be applicable to all of the executive officers, including the NEOs.

        For fiscal 2009, the Compensation Committee established four specific financially-oriented corporate performance measures, as well as their relative weightings which are applicable in the same manner to all executive officers, including the NEOs. These metrics are revenue, net income, operating income, and noncontingent backlog. The revenue and net income measures were determined at the start of fiscal 2009 in accordance with GAAP. The operating income measure consists of operating income as determined in accordance with GAAP and adjusted to exclude stock-based compensation charges. The backlog measure consists of a specified number of CyberKnife system contracts added to noncontingent backlog during the fiscal year. Noncontingent backlog represents backlog for which all contractual contingencies have been satisfied. Backlog is reported by us in our quarterly and annual reports.

        The performance measures and their relative weighting for fiscal 2009 were as follows:

Revenue	Operating Income excluding stock based compensation charges	GAAP Net income	Noncontingent backlog
40%	20%	15%	25%

        The revenue target that represented achievement of 100% of the revenue goal in fiscal 2009 was a revenue of $254 million. The operating income target that represented 100% achievement of the operating income goal was fiscal 2009 operating income of $38 million. The net income target that represented that represented 100% achievement of the net income goal was fiscal 2009 net income of $19.1 million. The noncontingent backlog target that represented achievement of 100% of the noncontingent backlog goal was fiscal 2009 noncontingent backlog of 60 new customer contracts (comprised of new noncontingent purchase agreements as well as conversions of contingent to noncontingent customer contracts). Achievement of the noncontingent backlog target was dependent on both the Company's ability to book additional orders for CyberKnife systems and to convert existing contingent backlog into noncontingent backlog.

        Each NEO has a target bonus amount based on such NEO's fiscal 2009 base salary. Dr. Thomson's target bonus amount is 100% of base salary. Messrs. Raanes, Bertocci and Lindquist each have target bonus amounts equal to 65% of base salary, as did Mr. McNamara, prior to his resignation from the Company in September of 2008. Ms. Grey has a target bonus amount equal to 40% of base salary. Mr. Hampton has a target bonus amount equal to 83% of his base salary. For Dr. Thomson and Messrs. Raanes, Lindquist, Bertocci and Hampton, 60% of their bonus awards were dependent on achieving of the corporate performance metrics described above, and 40% of their bonus awards were dependent on achieving of individual qualitative performance goals and objectives, which are discussed below. For Ms. Grey, 25% of her bonus award was dependent on achieving of the corporate performance metrics described above, and 75% of her bonus award was dependent on achieving of the individual qualitative performance goals and objectives which are discussed below. In the case of Mr. Hampton, the portion of his bonus related to individual objectives was dependent in part on achieving specified sales-related objectives. Individual qualitative goals and objectives, which are generally tailored to each individual's functional area of responsibility, have been established for each NEO. For fiscal 2009, the primary objective for each of our NEO was to work on and achieve our Company's performance metrics listed above. In addition, each NEO had certain individual management objectives. For example, Dr. Thomson's individual management objectives were, among others, to establish and execute strategies designed to improve internal infrastructure and to improve relations with the Board of Directors. Mr. Bertocci's individual management objectives were to establish and develop an IT business strategy for end-to-end closed loop systems and to develop a process to ensure removal of revenue and inventory material weaknesses. Mr. Lindquist's individual management objectives included the development of strategies for clinical utilization and demand of the CyberKnife System and the development and implementation of strategies to gain increased treatment coverage in the United States. Mr. Raanes's individual management objectives included, among others, the development and implementation of strategies to minimize the time between contract execution and installment of the CyberKnife System and focus on research and development strategies to maintain market leadership for the CyberKnife System. Mr. McNamara's individual management strategies included the development of strategies designed to increase the Company's revenue and profitability margins and executing plans to attract and retain stable international investments. Mr. Hampton's individual management objectives were, among others, to focus his efforts on increasing the quantity of customer sales contracts and developing and implementing strategies for expanding the CyberKnife System's global footprint via strategic distributors and partnerships. Ms. Grey did not have any qualitative goals and objectives for her performance as Interim Principal Financial Officer because she only served in that capacity for a short period.

        For fiscal 2009, funding of the bonus plan for executive officers, including the NEOs, was determined as follows:

  •
  First, actual corporate performance was measured based on achievement of the corporate performance measures—revenue, operating income, GAAP net income and noncontingent backlog;

  •
  Second, the weighting of the revenue metric was applied as follows:

  •
  If the Company did not achieve a minimum threshold of $215 million in revenue, no bonus plan funding would be available, and any bonuses paid to executive officers (including the NEOs) would be on a discretionary basis as determined by the Compensation Committee;

  •
  If the Company achieved a minimum threshold of $215 million in revenue, one half of the revenue metric (that is, one half of 40%) of the executive officer bonus plan would be funded for the executive officers;

  •
  If the Company achieved revenue between $215 million and $254 million, bonus plan funding of the revenue metric would be calculated on a straight-line basis between 20% and 40% funding; and

  •
  Third, once the revenue metric was determined, the other metrics of Operating Income, Net Income and Noncontingent backlog were considered. Each such other metric would fund 100% if the individual target performance was achieved. If the target was not met, a pro-rata portion of the metric would fund (calculated by dividing the actual performance by the performance target and multiplying the result by the applicable weight set forth in the table above).

        In the event the corporate performance measures were achieved above the 100% level, there would have been an opportunity for additional funding for the executive officer bonus plan based on such overachievement. Any such funding, which would be in excess of 100% of the bonus target amounts for the executive officers, would require both (i) achieving corporate performance measures above of the 100% level and (ii) achieving pre-tax net income of at least $26.9 million, defined as the pre-tax income overfunding threshold. In the event both of these conditions were satisfied, up to 20% of pre-tax net income in excess of the pre-tax income overfunding threshold would be contributed to the available bonus pool funding. These amounts would be available to pay bonuses in excess of target bonus amounts to both executive officers and employees at large. In no event would bonus funding for executive officers or employees at large exceed two times the sum of all target bonus amounts for Company personnel. In addition, no executive officer or employee may receive a bonus greater than two times such individual's target bonus amount. Payment of bonuses in excess of target bonus amounts to executive officers, including the NEOs, would be dependent upon the extent to which actual Company performance exceeds target corporate performance measures as well the Compensation Committee's assessment of individual performance against qualitative goals and objectives.

        The bonus to which each executive officer, including the NEOs, was entitled to was based on the percentage achievement of the corporate performance measures as well as the Compensation

Committee's assessment of such officer's performance with respect to his or her individual qualitative objectives.

        Under our 2009 annual cash incentive program, the Compensation Committee was permitted to adjust executive payments to account for unusual events, such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee did not consider the effect of such events indicative of the Company's performance. The Compensation Committee did not exercise this discretion in determining 2009 fiscal year payouts. An executive must be employed with the Company and be in good standing on the last day of the fiscal year to be eligible for an award payout for that fiscal year, though pro-rated payouts may be considered, at the discretion of the Compensation Committee under unusual circumstances, such as the death, disability, retirement, or transition of an executive to a consultant role based on actual performance at the date relative to the targeted performance measures for the award.

  Fiscal 2009 Cash Incentive Award Payouts

        In August 2009, the Compensation Committee assessed the Company's performance against each of the corporate performance measures and determined that the corporate performance measures were not achieved at the 100% level. The actual performance measures and their actual weighting attained are as follows:

Revenue		Operating Income excluding stock based compensation charges		GAAP Net income		Noncontingent backlog
Goal	Actual	Goal	Actual	Goal	Actual	Goal	Actual
40%	36.8%	20%	6.9%	15%	1%	25%	15.4%

        The revenue target that represented achievement of 100% of the revenue goal in fiscal 2009 was revenue of $254 million and the actual revenue for fiscal 2009 was $233.6 million. The operating income target that represented 100% achievement of the operating income goal was fiscal 2009 operating income of $38 million and the actual operating income for fiscal 2009 was $13.3 million. The net income target that represented that represented 100% achievement of the net income goal was fiscal 2009 net income of $19.1 million and the actual net income was $700,000. The noncontingent backlog target that represented achievement of 100% of the noncontingent backlog goal was fiscal 2009 noncontingent backlog of 60 new customer contracts and the actual noncontingent backlog achieved was 37 new customer contracts.

        Based on the actual corporate performance measure results achieved by the Company, the Compensation Committee approved funding of the Bonus Plan at a 60% level and the actual bonus amount each of our NEO was entitled to receive was prorated based on the 60% funding of the Bonus Plan. The individual total bonus amount paid to each of our NEOs was determined as follows: (i) 40% of the total bonus amount was tied to individual performance and (ii) 60% of the total bonus amount was tied to our Company's performance. For Ms. Grey, because she only served in the role of Interim Principal Financial Officer for a short period, her bonus was paid out as follows: (i) 75% of the total bonus amount was tied to individual performance and (ii) 25% of the total bonus amount was tied to our Company's performance. The bonus payout did not exceed the pro-rata funding of the bonus plan.

        The annual incentive award targets and payouts made to the NEOs in fiscal 2010 for fiscal 2009 performance are as follows:

Fiscal 2009 Bonus Plan Payouts

				Actual Payout
	Target
				Fiscal 2009 Total Actual Opportunity(1)	Bonus Amount tied to Company Performance	Bonus Amount tied to Individual Performance	Total Payout
Named Executive Officer	(%)		($)
Euan S. Thomson, Ph.D.	100%		$500,000	$300,000	$189,000	$120,000	$300,000
Derek A. Bertocci	65%		$97,500	$58,500	$35,100	$35,000	$70,100	(2)
Eric P. Lindquist	65%		$205,595	$123,357	$74,014	$40,000	$114,014
Chris A. Raanes	65%		$224,250	$134,550	$80,730	$55,569	$136,299	(2)
Robert E. McNamara(3)	—		—	—	—	—	—
Wade B. Hampton	83%	(4)	$229,080	$137,448	$82,469	$30,000	$112,469	(5)
Holly R. Grey(6)	40%		$92,000	$55,2000	$13,800	$41,400	$55,200	(7)

(1)
The fiscal 2009 Total Actual Opportunity is derived by multiplying the actual 60% 2009 Bonus Plan funding level by the on-target bonus amount for each NEO.

(2)
Messrs. Bertocci and Raanes' total payout exceeded the fiscal 2009 total actual opportunity because the Compensation Committee exercised its permitted discretion to increase their respective incentive bonus payout based upon their respective superior levels of performance.

(3)
Mr. McNamara resigned effective September 11, 2008. For further detail regarding the severance payments and benefits we provided Mr. McNamara, see Employment, Change in Control and Severance Arrangements—Robert E. McNamara, below.

(4)
Represents commission percentage.

(5)
On September 15, 2009 we paid Mr. Hampton an additional $8,442 in satisfaction of Mr. Hampton's sales objectives, bringing Mr. Hampton's fiscal 2009 total payout to $120,911.

(6)
Ms. Grey, because she only served in the role of Interim Principal Financial Officer for a short period, her bonus was paid out as follows: (i) 75% of the total bonus amount was tied to individual performance and (ii) 25% of the total bonus amount was tied to our Company's performance.

(7)
Ms. Grey received an additional $35,000 as a retention bonus and an additional $10,350 for her performance as Interim Principal Financial Officer, bringing Ms. Grey's fiscal 2009 total payout to $100,550.

        The annual incentive award payouts for fiscal 2009 performance made to the NEOs in fiscal 2010 are reported in the Summary Compensation Table below. Additional information about these awards is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2010 Cash Incentive Awards

        Our NEOs participate in the fiscal 2010 Company Bonus Plan adopted by the Compensation Committee. The fiscal 2010 Bonus Plan contains several distinct provisions from the fiscal 2009 bonus plan. Specifically, the fiscal 2010 Bonus Plan (i) reduced the funding metrics for the bonus pool to include only Pre-tax Operating Income, Revenue, and Non-Contingent Orders; (ii) reduced the maximum individual payout from 200% to 150% of the individual employee's Target Bonus Opportunity ("TBO"); (iii) introduced performance thresholds for each funding metric; and (iv) increased the portion of the NEOs' TBO tied directly to Company performance.

        The fiscal 2010 performance measures and their relative weighting are as follows:

Revenue	Pre-Tax Operating Income	Noncontingent Orders
33.33%	33.33%	33.33%

        We are not disclosing the specific target performance measures for our current fiscal year because doing so would aid our competitors and harm the Company. The target performance measures, however, cannot be achieved without significant effort and superior performance by the Company and our NEOs. Below is a chart illustrating our actual performance against the annual cash incentive plan target performance measures since we became a public Company in 2007:

	Revenue		Operating Income Excluding stock based compensation charges		GAAP Net Income		Noncontingent Backlog		Gross Margin
Fiscal Year	Target	Actual	Target	Actual	Target	Actual	Target	Actual	Target	Actual
2007(1)	—	—	—	—	—	—	—	—	—	—
2008	25%	20%	15%	4%	15%	2%	25%	21%	20%	17%
2009	40%	36.8%	20%	6.9%	15%	3.7%	25%	15.4%	(2)	(2)

(1)
The Company's 2007 bonus plan was not codified into an official bonus plan with specific performance metrics.

(2)
Not a performance metric for this fiscal year.

        The 2010 Bonus Plan will not fund unless we achieve a threshold level of pre-tax operating income. In determining pre-tax operating income, the Compensation Committee will include equity compensation expenses but will exclude expenses associated with mergers and acquisitions activity, litigation expenses related to stockholder and derivative lawsuits and settlements and any special charges. Special charges will include, but will not be limited to, non-recurring items as described in Accounting Principles Board Opinions (or any successor provisions), and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's Annual Report, and/or special charges as otherwise publicly disclosed by the Company.

        The target bonuses for our NEOs did not change from their prior year's percentages.

  Performance Bonus Plan

        In order to maximize our ability to receive corporate tax deductions for our executive compensation under Code Section 162(m) of the Code, the Compensation Committee has adopted the Bonus Plan as described in Proposal Two of this Proxy Statement. If the Bonus Plan is approved by our stockholders, our NEOs would be eligible to participate in the Bonus Plan commencing in our 2011 fiscal year.

  Equity Compensation

        We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. Accordingly, we seek to provide award opportunities that are consistent with the market median, with potential for increase when the executive's performance significantly exceeds his or her goals and objectives, to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. We also believe that equity awards are essential in promoting the retention of our executives. For a discussion of how the Company arrives at its market data, see Compensation Discussion & Analysis—Background and Compensation Philosophy—Competitive Positioning, above.

        The Compensation Committee grants equity awards, which, to date, have consisted entirely of stock options and restricted stock unit ("RSU") awards, to our executives, including the NEOs, in August of each fiscal year, both as a reward for past corporate and individual performance and as an incentive for future performance. The size of an executive's equity award is determined by the Compensation Committee after considering his or her performance over the last fiscal year as evaluated by our Chief Executive Officer, an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity position (including an assessment of his or her equity position relative to relevant survey data), the critical nature of the executive's position relative to the Company's success, and the Company's retention needs.

  Fiscal 2009 Equity Awards

        In August 2008, the Compensation Committee approved stock option awards for a total of 180,000 shares of the Company's common stock to Dr. Thomson, of which 140,000 shares were granted on August 29, 2008 and 40,000 shares were granted to Dr. Thomson at the beginning of the 2009 calendar year in accordance with the terms of his employment letter agreement. In addition, the Compensation Committee approved stock option awards for 85,000 shares of the Company's common stock to Mr. Raanes, and 60,000 shares of the Company's common stock to each of Messrs. McNamara and Lindquist. Mr. McNamara's employment as Chief Financial Officer terminated effective as of his resignation on September 11, 2008. We provided certain severance payments and benefits including accelerated vesting in his stock option awards with respect to 127,916 additional shares of the Company's common stock, and 2,500 RSUs that would have become vested during the 12 month period immediately following the effective date of his termination of employment, had he remained employed through that additional period. All stock options and RSU awards not vested as of such date were cancelled and forfeited as of September 11, 2008. For further detail regarding the severance payments and benefits we provided Mr. McNamara, see Employment, Change in Control and Severance Arrangements—Robert E. McNamara, below. In August 2008, the Compensation Committee also approved a stock option grant for 100,000 shares of the Company's common stock to Mr. Hampton in conjunction with certain provisions of his employment letter agreement as described below.

        In October of 2008, in connection with the Company's focal review process, the Compensation Committee approved a stock option award to Ms. Grey for 15,000 shares of the Company's common stock as well as an RSU award of 3,000 shares of the Company's common stock. In May 2009, Ms. Grey was granted an additional stock option award for 10,000 shares of the Company's common stock as well as an RSU award for 2,300 shares of the Company's common stock, granted to Ms. Grey in recognition of her exemplary leadership skills, as a result of our Company-wide leadership and organization review process. In February 2009, Mr. Bertocci was granted a stock option award for 275,000 shares of the Company's common stock as a new hire grant, in accordance with the terms of his employment letter agreement with the Company. In February 2009, Dr. Thomson was granted a stock option grant for 40,000 shares of the Company's common stock in satisfaction of provisions of Dr. Thomson's employment agreement which provides that he is entitled to a stock option for 40,000 shares of the Company's common stock to be granted at the first regularly scheduled meeting of the Board of Directors in each calendar year.

        In making these awards, the Compensation Committee sought to provide each NEO with an annual equity award in the Company equal to, on average, the 50th to 60th percentile of the relevant compensation market data from the Radford Survey for comparable executive positions, subject to change based on the executive's individual performance and the Company's retention needs. The Committee also took into consideration the Company's fiscal 2008 performance, as well as the factors described above, in determining these awards. In our prior fiscal year, the targeted equity award for our NEOs was at the 75th percentile of the relevant compensation market data for comparable executive positions. In fiscal 2009, the Compensation Committee reduced the target award level to the 50th to 60th percentile. This reduction was made to provide equity compensation at a level closer to market, while recognizing that some upward adjustment above the 50th percentile is appropriate given (i) the need to provide executives with the ability to earn above-market equity compensation in order to attract and retain the quality of executives necessary to successfully manage the Company, and (ii) that 12 of the 13 companies in our peer group were located outside of the Silicon Valley in regions that generally have lower housing costs and lower cost-of-living expenses.

        The equity awards made to the NEOs in fiscal 2009 are reported in the Summary Compensation Table below. Additional information about these awards, including the number of shares subject to each award and the award's grant date fair value, is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2010 Equity Awards

        In August 2009, the Compensation Committee approved stock option awards for a total of 200,000 shares of the Company's common stock to Dr. Thomson, of which 160,000 shares were granted on August 31, 2009 and 40,000 shares will be granted to Dr. Thomson at the beginning of the 2010 calendar year in accordance with the terms of his employment letter agreement. Additionally, the Compensation Committee approved stock option awards for 65,000 shares of the Company's common stock to Mr. Bertocci, 90,000 shares of the Company's common stock to Mr. Raanes and 40,000 shares of the Company's common stock to Mr. Lindquist. The Compensation Committee also approved a stock option grant for 45,000 shares of the Company's common stock to Mr. Hampton in conjunction with certain provisions of his employment letter agreement as described below.

  Equity Award Grant Practices

        Historically, the Compensation Committee has granted stock options to our employees, including our executives, when they first join the Company. Typically, new hire stock options are granted at the first meeting of the Compensation Committee in the month following an employee's first day of employment.

        Beginning with fiscal 2009, follow-on awards are considered as part of our focal review process. We do not seek to time the grant of stock options to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

        We grant stock options with an exercise price that is equal to the fair market value of shares of the Company's common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than fair market value. The exercise price for our stock options is based on the last quoted price per share of the Company's common stock as reported on the NASDAQ Global Market on the date of grant.

        We also have an insider trading policy that prohibits trading in shares of the Company's common stock while in possession of material, non-public information, unless trading is in connection with a previously established 10b5-1 plan. In addition, we have a policy that allows the approval of grant of stock options or other equity awards to our executives, including the NEOs, during black out periods in connection with our black out calendar, however, such stock options will neither be granted nor priced until the last business day of the first month in an open trading window.

Employment Agreements

        For the sole purpose of bringing its employment agreements with its executives into compliance with Section 409A of the Code, the Company entered into employment letter agreements with each of our executives, including the NEOs then employed by the Company, in October of 2008. These agreements, which amended and restated the prior employment letter agreements with each of these executives, set out the material terms of their employment, including their annual base salary, target annual cash incentive award opportunity, and equity awards. These agreements also specify the payments and benefits that each executive will receive upon a termination of his or her employment under certain circumstances or in the event of a change in control of the Company.

        The Company entered into these agreements, together with the employment letter agreement it entered into with Derek Bertocci, effective January 1, 2009, to document the terms and conditions of the executives' employment and to protect the Company's interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to the Company, including disclosing the Company's confidential information, soliciting the Company's employees, and engaging in competitive business activities.

        For additional information about these agreements, see Employment, Change in Control and Severance Arrangements, below.

Post-Employment Compensation

  Retirement Plans

        Other than the tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements for our executives, including the NEOs, and other employees.

        We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Currently, we match participant contributions to the plan, on a dollar-for-dollar basis, up to a maximum contribution of $2,000 per participant per year. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

        We view this plan as serving two important objectives. First, it encourages our executives, including the NEOs, and other employees to commit to long-term service with the Company. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

        Since the amounts set aside for retirement under the plan are largely drawn from participants' annual compensation and the Company matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executives, including the NEOs.

  Severance and Change in Control Arrangements

        We have entered into employment letter agreements with each of our executives, including the NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances and in connection with a change in control of the Company. These arrangements were entered into for the following reasons:

  •
  Assist us in retaining talented executives in a competitive market;

  •
  Permit our executives to focus on the business of the Company;

  •
  Eliminate any potential personal bias of an executive against a transaction that is in the best interest of the Company and its stockholders;

  •
  Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executives; and

  •
  Provide the Company with the flexibility needed to react to a continually changing business environment.

        The Compensation Committee believes that these agreements serve several important objectives. First, they provide a desired level of transparency, both within and outside the Company. Internal transparency benefits the Company by eliminating the need to negotiate severance benefits on a case-by-case basis at the time of termination. They also assure our executives that their severance benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for the Company to administer and requires less administrative time and expense than negotiating severance benefits at the time of termination.

        In consideration for the potential receipt of payments and benefits upon termination of employment or in connection with a change in control of the Company, each of our executives, including the NEOs, is subject to compliance with certain restrictive covenants as set forth in their individual employment letter agreement. Generally, these covenants prohibit our executives from disclosing proprietary or confidential information of the Company during their employment with the Company and thereafter, soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with the Company and for one year thereafter, and from competing with the Company for the duration of their employment. In addition, any payments and benefits are conditioned upon an executive entering into a general release of claims in favor of the Company.

  Termination of Employment

        Generally, our executives, including the NEOs, are eligible for severance payments and benefits in the event of their termination of employment by the Company without "cause" (as defined in their respective employment letter agreements) or by the executive for "good reason" (as defined in their respective employment letter agreements). The amount of the severance payments and benefits depends on an executive's position with the Company. Generally, the severance payment is equal to an amount ranging from between 12 months (for our Chief Executive Officer) to six months (for some of our other executives) of annual base salary. For certain executives, the Company will also pay a pro rata portion of such executive's target annual bonus for the year of termination, plus a percentage of his or her target annual bonus then in effect (ranging between 100% for our Chief Executive Officer and 50% for some of our other executives). In addition, the Company will pay COBRA continuation coverage for an executive and his or her eligible dependents for a specified period (ranging between 12 months for our Chief Executive Officer and six months for certain of our other executives) if he or she elects such coverage. Further, our Chief Executive Officer will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of his termination of employment.

        In the case of our Chief Executive Officer and Chief Financial Officer, these severance payments and benefits are generally larger in the event that the termination of employment occurs within a specified period following a change in control of the Company. In the case of our Chief Executive Officer, the severance payment, including upon his resignation for any reason within 30 days following a change in control, will be equal to an amount equal to 18 months of annual base salary, plus a pro rata portion of his target annual bonus for the year of termination, plus 150% of his target annual bonus then in effect. In the case of our Chief Financial Officer, the severance payment will be equal to an amount equal to 24 months of annual base salary plus 100% of his target annual bonus then in effect, and in addition, he will receive full and immediate vesting of all outstanding stock options. In the case of our other executives, if the termination of employment occurs within a specified period following a change in control of the Company, they will receive their agreed-upon severance payments and benefits and they will receive full and immediate vesting of all outstanding stock options.

        We believe that these severance payments and benefits promote several important objectives. First, they assist us in retaining talented executives. Several of our executives were recruited from other companies where they had job security, tenure, and career opportunities. In accepting their positions with the Company, these executives often gave up their current job stability for the challenges and potential risks of a new position. These severance payments and benefits help mitigate the harm that an executive would suffer if he were terminated by the Company for reasons beyond his or her control. Further, the Compensation Committee believes that we need to offer some level of severance payments and benefits to be competitive in attracting and retaining talented executives. Severance benefits also allow our executives to focus on the Company's business without undue distraction regarding their individual job security. Finally, the severance payments and benefits act as an additional incentive in ensuring our executives' compliance with their post-termination covenants.

        Mr. McNamara's employment as our Chief Financial Officer terminated effective as of his resignation on September 11, 2008. We provided certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Robert E. McNamara, below.

  Change in Control

        We believe that the possibility of a change in control of the Company creates uncertainty for our executives, including the NEOs, regarding their continued employment by the Company since such transactions frequently result in changes in senior management. Consequently, we provide change in control protection to our executives to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on the Company's business. In addition, these protections also serve as an incentive for our executives to remain with the Company during the negotiation of a potential corporate transaction, which preserves the value of the Company and the potential benefit to be received by our stockholders in the transaction.

        The change in control provisions currently in place for our Chief Executive Officer provide for the full and immediate vesting of all outstanding stock options in the event of a change in control of the Company. The acceleration of the options may allow him to exercise the options and possibly participate in the transaction with the shares of the Company's common stock received. In addition, accelerating vesting aligns the interests of our Chief Executive Officer in a potential transaction with those of our stockholders, by motivating him to work towards the completion of the transaction. We believe that accelerating vesting of outstanding stock options upon a change in control of the Company, as well as providing eligibility for severance payments and benefits in the event of a termination of employment following a change in control of the Company, achieve these objectives.

        If, in connection with a change in control of the Company, any payments or benefits payable to our executives, including the NEOs, would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the executive will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our executives, and mitigates any potential personal bias against a potential corporate transaction.

  Other Information

        The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our executives, including the NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our executive officers' total direct compensation for a specific year.

        Detailed information on the formula and calculation of these payments and benefits, as well as an estimate of the potential payments and benefits that the NEOs would receive under various scenarios, are set forth in the Potential Payments Upon Termination or Change in Control section below.

Health, Welfare, and Other Employee Benefits

        We provide health and welfare benefits to our executives, including the NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance and matching company contributions to our Section 401(k) plan.

        Through March of 2009, our executives also received a company-paid membership in a program providing medical transportation in the event of hospitalization. This program, known as Medjet Assist, provides air medical transportation both worldwide and domestically if an executive is hospitalized as an in-patient and chooses to be transferred to any other hospital of his or her choice. We ceased providing this benefit to our executives effective March 2009. The aggregate incremental cost of this membership is reported in the "All Other Compensation" column of the Summary Compensation Table below. We did not provide this benefit to our employees generally.

        Other than this company-paid membership, which we have discontinued, we do not provide perquisites and other personal benefits to our executives, including the NEOs.

Other Compensation Policies

        Currently, even though our use of equity compensation encourages our executives to maintain a stockholder's perspective in managing the Company, we have not adopted stock ownership requirements or guidelines for our executives, including the NEOs.

        Further, we do not currently have a formal policy for adjusting or recovering incentive compensation in the event that the relevant performance measures upon which the compensation is based were erroneously calculated or if the Company's audited financial statements are restated or otherwise adjusted in a manner that would reduce the amount of the compensation. Because it is the Company's policy not to pay bonuses with respect to any fiscal year until the audited financial statements for such year are completed and filed with the SEC, the risk of erroneous calculation of company performance in connection with payments of incentive compensation is mitigated. Since the Company's initial public offering in February 2007, the Company has not offered any executive officer a "new hire" sign-on bonus or relocation assistance, and any offer of such a "new hire" bonus or relocation assistance to an executive officer in the future would be subject to the review and approval of the Compensation Committee. Under Section 304 of the Sarbanes-Oxley Act of 2002, if the Company's audited financial statements must be restated as a result of misconduct, then our Chief Executive Officer and Chief Financial Officer must repay to the Company any bonuses, incentive-based compensation, equity-based compensation, and profits received from the sale of shares of the Company's common stock during the 12-month period following the initial filing of the financial filings that required restatement.

        The Compensation Committee may consider the adoption of one or more such policies in the future.

Regulatory Considerations

        Certain tax and accounting requirements may influence the design and operation of our executive compensation program.

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Code limits the amount that the Company may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (other than our Chief Financial Officer) to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, certain compensation that is payable solely upon achieving objective performance criteria).

        In addition, under a Section 162(m) transition rule for companies that were privately-held and become publicly-held in an initial public offering, compensation paid under a plan that existed prior to the initial public offering is not subject to Section 162(m) of the Code until the earlier of (i) a material modification of the plan, (ii) the issuance of all employer stock and other compensation that has been allocated under the plan, or (iii) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering (the "Transition Date"). Following the Transition Date, any rights or awards granted under the plan, other than stock options and stock appreciation rights, will not qualify as "performance-based compensation" for purposes of Section 162(m) of the Code unless the rights or awards are granted or vest upon the satisfaction of pre-established objective performance goals, the material terms of which have been disclosed to and approved by the Company's stockholders.

        We intend to operate our executive compensation program to maximize the deductibility of the remuneration paid to the NEOs to the extent that the Compensation Committee believes that doing so is in the best interests of the Company. Consequently, in determining which compensation elements are to be paid to our executives, and how they are weighted, the Committee intends to take into account whether a particular form of compensation will be deductible under Section 162(m) of the Code. In addition, the Company's 2007 Incentive Award Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m) of the Code.

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

        In order to maximize our ability to receive corporate tax deductions for our executive compensation under Section 162(m) of the Code, the Compensation Committee has adopted a Bonus Plan as described in Proposal Two of this Proxy Statement. If this Bonus Plan is approved by our stockholders, our NEOs would be eligible to participate in this Bonus Plan commencing in our 2011 fiscal year.

  Section 409A—Treatment of Nonqualified Deferred Compensation

        Section 409A of the Code requires that amounts that qualify as "nonqualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. In October of 2008, the Company entered into amended and restated employment letter agreements with its executives, including the Named Executive Officers then employed by the Company, to ensure such agreements' compliance with Section 409A of the Code. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation elements, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code. We believe that the Company is currently operating such plans and arrangements in compliance with Section 409A of the Code. From time to time, we may be required to further amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A of the Code.

  SFAS 123(R)/ASC Topic 718—Valuation of Share-Based Compensation

        The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executives and other employees. Chief among these is SFAS 123(R)/ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, SFAS 123(R)/ASC Topic 718 requires the Company to record a compensation expense in the Company's income statement for all equity awards granted to our executives and other employees. This compensation expense is based on the grant date fair value of the equity awards granted and, in most cases, will be recognized ratably over the award's requisite service period (which, generally, will correspond to the award's vesting schedule).

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for each of fiscal years 2009, 2008 and 2007 earned by our principal executive officer, principal financial officer, former principal financial officers who served in such capacity during fiscal 2009, and the three other highest paid executive officers whose total compensation in fiscal 2009 exceeded $100,000. We refer to these executive officers as our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)		All Other Compensation ($)(12)	Total ($)
Euan S. Thomson, Ph.D.,	2009	$500,000	—		—	$1,717,680	$300,000		$3,476	$2,521,156
President and Chief Executive Officer	2008	500,000	—		—	1,911,857	200,000		17,782	2,629,639
	2007	420,000	$3,400	(4)	—	1,656,768	330,000		3,828	2,413,996
Derek A. Bertocci,	2009	150,000	—		—	94,333	70,100		2,992	317,425
Senior Vice President and Chief	—	—	—		—	—	—		—	—
Financial Officer(1)	—	—	—		—	—	—		—	—
Holly R. Grey,	2009	230,000	35,000	(5)	14,473	68,096	65,550		3,123	416,242
Senior Vice President, Finance and	2008	76,667	—		1,976	18,741	—		2,748	100,132
Former Interim Principal Financial	—	—	—		—	—	—		—	—
Officer(2)
Robert E. McNamara,	2009	94,114	—		35,958	1,156,191	0		595,311	1,881,574
Former Senior Vice President,	2008	316,250			29,833	1,141,324	82,225		3,357	1,572,989
Chief Financial Officer(3)	2007	275,000			—	912,883	128,700		2,858	1,319,441
Chris A. Raanes,	2009	345,006	976	(4)	35,958	588,121	136,299		3,599	1,109,959
Senior Vice President,	2008	333,500	1,196	(4)	29,833	607,366	86,710		20,855	1,079,460
Chief Operating Officer	2007	290,000	148	(4)	—	492,190	131,080		2,906	916,324
Eric P. Lindquist,	2009	316,250	—		35,958	657,507	114,014		3,236	1,126,965
Senior Vice President, Chief	2008	316,250	—		29,833	810,586	82,225		3,165	1,242,059
Marketing Officer	2007	275,000	74	(4)	—	598,571	126,500		2,882	1,003,027
Wade B. Hampton,	2009	276,000	—		—	1,034,265	120,911	(9)	3,149	1,434,325
Senior Vice President,	2008	276,000			—	884,251	102,632	(10)	3,357	1,266,240
Chief Sales Officer	2007	206,570				490,735	109,395	(11)	4,208	810,908

(1)
Represents pro-rated amounts for fiscal 2009, as Mr. Bertocci's employment commenced on January 1, 2009.

(2)
Ms. Grey served as our Interim Principal Financial Officer from Mr. McNamara's resignation on September 11, 2008, until January 1, 2009, when Mr. Bertocci was hired. Ms. Grey was hired effective March 3, 2008 as our Senior Vice President, Finance, and continues to serve in that position, but is not currently an NEO.

(3)
Mr. McNamara's employment as Chief Financial Officer terminated effective as of his resignation on September 11, 2008. We provided certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Robert E. McNamara, below.

(4)
Refers to payment of bonus for patent inventions.

(5)
Refers to retention bonus for Ms. Grey's service as Interim Principal Financial Officer.

(6)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R, excluding forfeiture estimates. See Note 2 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for a discussion of how we determine the FAS 123R values of its equity awards. These amounts do not correspond to the actual value that will be realized by our NEOs.

(7)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R, excluding forfeiture estimates. These amounts may reflect options granted in years prior to 2009. See Note 2 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for a discussion of how all assumptions made by us are derived in determining the FAS 123R values of its equity awards. These amounts do not correspond to the actual value that will be realized by our NEOs.

(8)
Fiscal 2009 amounts refer to annual cash incentive award payouts earned in fiscal 2009, which will be paid in fiscal 2010; fiscal 2008 amounts refer to annual cash incentive award payouts earned in fiscal 2008, which were paid in fiscal 2009; fiscal 2007 amounts refer to annual cash incentive award payouts earned in fiscal 2007, which were paid in fiscal 2008.

(9)
Includes $35,126 in bonuses earned and paid during fiscal 2009 in connection with sales objectives satisfied by Mr. Hampton.

(10)
Includes $82,000 in bonuses earned and paid during fiscal 2008 in connection with sales objectives satisfied by Mr. Hampton.

(11)
Includes $55,000 in bonuses earned and paid during fiscal 2007 in connection with sales objectives satisfied by Mr. Hampton.

(12)
All Other Compensation consists of the following:

Name and Principal Position	Year	Company matching contribution to 401(k) ($)		Company matching contribution to Flexible Spending Account ($)	Contri- butions in life insurance premiums paid by the Company ($)	Reimburse- ment for taxes paid on patent invention bonus ($)	Company contributions to MedJet Assist ($)(2)	Separation payments	Paid Time Off accrued and paid out under former PTO plan ($)(3)
Euan S. Thomson, Ph.D.	2009	$2,000		$600	$876	—	—	—	—
	2008	2,000		600	360	—	205	—	14,617
	2007	2,000		600	53	970	205	—	—
Derek A. Bertocci	2009	2,000		600	392	—	—	—	—
	2008	—		—	—	—	—	—	—
	2007	—		—	—	—	—	—	—
Holly R. Grey	2009	2,000		600	523	—	—	—	—
	2008	2,000		600	148	—	—	—	—
	2007	—		—	—	—	—	—	—
Robert E. McNamara	2009	—		600	111	—	—	583,608	—
	2008	2,000		600	552	—	205	—	—
	2007	2,000		600	53	—	205	—	—
Chris A. Raanes	2009	2,000		600	673	326	—	—	—
	2008	2,000		600	240	650	205	—	17,160
	2007	2,000		600	53	48	205	—	—
Eric P. Lindquist	2009	2,000		600	636		—	—	—
	2008	2,000		600	360	—	205	—	—
	2007	2,000		600	53	24	205	—	—
Wade B. Hampton	2009	2,000		600	549		—	—	—
	2008	2,000		600	552	—	205	—	—
	2007	3,350	(1)	600	53	—	205	—	—

(1)
Subject to vesting over a four year period under our 401(k) plan. The amounts of Company matching contributions in excess of $2,000 relate to amounts that were matched during calendar year 2006 when Mr. Hampton joined us but that also fall within fiscal 2007.

(2)
We ceased providing contributions to MedJet Assist in fiscal 2009.

(3)
Effective July 1, 2007, we revised our Paid Time Off ("PTO"), policy with respect to all employees. In connection with this change, on July 31, 2007, we paid out accrued PTO over a threshold determined pursuant to a formula consistently applied to all employees.

Grants of Plan-Based Awards

        The following table sets forth summary information regarding grants of plan-based awards made to each of our NEOs during the fiscal year ended June 30, 2009. The per share exercise price of each stock option grant was not less than the fair market value of our Company's common stock on the date of grant (which, in the case of options granted after our initial public offering, was the closing price of a share of our common stock on the NASDAQ Global Market on the date of grant).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)(4)
Name	Grant Date	Threshold ($)	Target ($)(2)		Maximum ($)(3)
Euan S. Thomson, Ph.D.	8/29/2008	—	—		—		—		140,000	(5)	$8.25	$703,612
	2/27/2009	—	—		—		—		40,000	(6)	4.67	113,180
		—	500,000		1,000,000		—		—		—	—
Derek A. Bertocci	2/27/2009	—	—		—		—		275,000	(7)	4.67	778,113
		—	97,500	(8)	195,000	(8)	—		—		—	—
Holly R. Grey	1/30/2009	—	—		—		3,000	(9)	—		—	18,540
	1/30/2009	—	—		—		—		15,000	(10)	6.18	55,397
	5/29/2009	—	—		—		2,300	(11)	—		—	14,168
	5/29/2009	—	—		—		—		10,000	(12)	6.16	38,010
		—	92,500		184,000		—		—		—	—
Robert E. McNamara(13)	8/29/2008	—	—		—		—		60,000	(14)	8.25	301,548
Chris A. Raanes	8/29/2008	—	—		—		—		85,000	(15)	8.25	427,193
		—	224,250		448,500		—		—		—	—
Eric P. Lindquist	8/29/2008	—	—		—		—		60,000	(16)	8.25	301,548
		—	205,595		411,190		—		—		—	—
Wade B. Hampton	8/29/2008	—							100,000	(17)	8.25	502,580
		—	229,080		458,160		—		—		—	—

(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan columns refer to the potential payouts under our annual bonus or commission plans. At its discretion, the Compensation Committee has the authority to pay any NEO in excess of or below his or her targeted bonus amount. The goals for fiscal 2009 were approved by the Compensation Committee in August 2008. The payout amounts for each NEO were reviewed and approved by the Compensation Committee and our Board of Directors in August 2009 upon completion of the consolidated financial statements for fiscal 2009.

(2)
This column shows the annual target award opportunities that were available to the NEOs for our fiscal year ended June 30, 2009. The potential payments are performance-driven and therefore completely at risk. The Compensation Committee approved the target bonus amounts (as a percentage of the NEO's base salary) in the first quarter of fiscal 2009. The bonus target for Dr. Thomson is 100% of base salary; for each of Mr. Bertocci, Mr. Raanes and Mr. Lindquist is 65%; for Ms. Grey is 40%; and for Mr. Hampton is 83%.

(3)
The maximum award opportunity is calculated at 200% of the target; however, the Compensation Committee may award higher amounts based on individual performance.

(4)
Represents the aggregate fair value of each award as of the date it was granted, computed in accordance with FAS 123R, excluding forfeiture estimates.

(5)
In accordance with the terms of Dr. Thomson's employment agreement, 2,916 shares (or 1/48th of the total award) vest on July 1, 2008 and on the 1st of each month thereafter.

(6)
In accordance with the terms of Dr. Thomson's employment agreement,833 shares (or 1/48th of the total award) vest on January 2, 2009 and on the 2nd of each month thereafter.

(7)
This option was a new hire grant in accordance with the terms of Mr. Bertocci's employment letter agreement with our Company. 68,750 shares (or 25% of the total award) vest on January 1, 2010. 5,729 shares (or 1/36 of the remaining shares) vest on the 1st of each month thereafter.

(8)
Represents the pro-rated amount for fiscal 2009, as Mr. Bertocci's employment commenced on January 1, 2009. His full year Target would be $195,000, and his full year Maximum would be $390,000.

(9)
This RSU award was made to Ms. Grey in connection with our Company's focal review process. 750 shares (or 25% of the total award) vest on September 30, 2009 and each one-year anniversary thereafter.

(10)
This option grant was made to Ms. Grey in connection with our Company's focal review process. 312 shares (or 1/48th of the total award) vest on October 31, 2008 and on the last day of each calendar month thereafter.

(11)
This RSU award was made to Ms. Grey in recognition of her exemplary leadership skills, as a result of our Company-wide leadership and organization review process. 575 shares (or 25% of the total award) vest on May 29, 2010 and each one-year anniversary thereafter.

(12)
This option grant was made to Ms. Grey in recognition of her exemplary leadership skills, as a result of our Company-wide leadership and organization review process. 208 shares (or 1/48th of the total award) vest on May 29, 2009 and on the 29th of each month thereafter.

(13)
Mr. McNamara's employment as Chief Financial Officer terminated effective as of his resignation on September 11, 2008. We provided certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Robert E. McNamara, below.

(14)
1,250 shares (or 1/48th of the total award) vest on July 1, 2008 and on the 1st of each month thereafter.

(15)
1,770 shares (or 1/48th of the total award) vest on July 1, 2008 and on the 1st of each month thereafter.

(16)
1,250 shares (or 1/48th of the total award) vest on July 1, 2008 and on the 1st of each month thereafter.

(17)
2,083 shares (or 1/48th of the total award) vest on August 29, 2008 and on the 29th of each month thereafter.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth for our NEOs the exercisable and unexercisable options and other stock awards held by them as of June 30, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Euan S. Thomson, Ph.D.	387,499	—		$0.75	3/28/2012	—		—
	40,000	—		0.75	7/09/2013	—		—
	522,501	—		0.75	8/27/2013	—		—
	40,000	—		1.40	3/16/2014	—		—
	300,00	—		2.50	8/10/2014	—		—
	40,000	—		3.50	5/12/2015	—		—
	154,708	3,292	(1)	4.38	11/7/2015	—		—
	32,500	7,500	(2)	6.73	4/5/2016	—		—
	212,500	87,500	(3)	9.50	8/23/2016	—		—
	23,333	16,667	(4)	28.47	8/31/2017	—		—
	64,688	70,312	(5)	13.83	8/31/2017	—		—
	14,167	25,833	(6)	10.36	2/29/2018	—		—
	32,083	107,917	(7)	8.25	8/29/2018	—		—
	4,167	35,833	(8)	4.67	2/27/2019	—		—
Derek A. Bertocci	—	275,000	(9)	4.67	2/27/2019	—		—
Holly R. Grey	15,625	34,375	(10)	7.83	4/30/2018	4,500	(23)	30,960
	2,500	12,500	(11)	6.18	1/30/2019	3,000	(24)	20,640
	208	9,792	(12)	6.16	5/29/2019	2,300	(25)	15,824
Robert E. McNamara(13)	—	—		—	—	—		—
Chris A. Raanes	352,000	—		0.75	12/2/2012	7,500	(26)	51,600
	20,000	—		0.75	8/27/2013	—		—
	94,000	—		2.50	8/10/2014	—		—
	58,750	1,250	(14)	4.38	11/7/2015	—		—
	70,833	29,167	(15)	9.50	8/23/2016	—		—
	28,750	31,250	(16)	13.83	8/31/2017	—		—
	19,479	65,521	(17)	8.25	8/29/2018
Eric P. Lindquist	292,000	—		3.50	11/6/2014	7,500	(26)	51,600
	34,271	729	(18)	4.38	11/7/2015	—		—
	70,834	29,166	(15)	9.50	8/23/2016	—		—
	28,750	31,250	(16)	13.83	8/31/2017	—		—
	13,750	46,250	(19)	8.25	8/29/2018	—		—
Wade B. Hampton	171,876	78,124	(20)	10.00	10/24/2016	—		—
	43,750	56,250	(21)	16.61	11/30/2017	—		—
	20,833	79,167	(22)	8.25	8/29/2018	—		—

(1)
39,500 shares (or 25% of the total award) vested on July 1, 2006. 3,292 (or 1/36 of the remaining shares) vest on the 1st of each month thereafter.

(2)
10,000 shares (or 25% of the total award) vested on March 1, 2007. 833 (or 1/36 of the remaining shares) vest on the 1st of each month thereafter.

(3)
75,000 shares (or 25% of the total award) vested on August 23, 2007. 6,250 (or 1/36 of the remaining shares) vest on the 23rd of each month thereafter.

(4)
10,000 shares (or 25% of the total award) vested on February 8, 2008. 833 (or 1/36 of the remaining shares) vest on the 8th of each month thereafter.

(5)
33,750 shares (or 25% of the total award) vested on July 1, 2008. 2,812 (or 1/36 of the remaining shares) vest on the 1st of each month thereafter.

(6)
833 shares (or 1/48th of the total award) vested on January 7, 2008 and on the 7th of each month thereafter.

(7)
2,916 shares (or 1/48th of the total award) vested on vest on July 1, 2008 on the 1st of each month thereafter.

(8)
833 shares (or 1/48th of the total award) vested on January 2, 2009 on the 2nd of each month thereafter.

(9)
68,750 shares (or 25% of the total award) vest on January 1, 2010. 5,729 shares (or 1/36 of the remaining shares) vest on the 1st of each month thereafter.

(10)
12,500 shares (or 25% of the total award) vested on March 3, 2009. 1,041 shares (or 1/36th of the remaining shares) vest on the 3rd of each month thereafter.

(11)
312 shares (or 1/48th of the total award) vested on October 31, 2008 on the last day of each month thereafter.

(12)
208 shares (or 1/48th of the total award) vest on May 29, 2009 and on the 29th of each month thereafter.

(13)
Mr. McNamara's employment terminated effective as of his resignation on September 11, 2008. Vesting in Mr. McNamara's options to purchase shares of our common stock was accelerated as of September 11, 2008 with respect to 127,916 options, and an additional 2,500 RSUs were released. Please also see the description of these awards and other severance payments and benefits under Potential Payments and Benefits Upon Termination or Change in Control—Robert E. McNamara below.

(14)
15,000 shares (or 25% of the total award) vested on July 1, 2006. 1,250 (or 1/36th of the remaining shares) vest on the 1st of each month thereafter.

(15)
25,000 shares (or 25% of the total award) vested on August 23, 2007. 2,083 shares (or 1/36th of the remaining shares) vest on the 23rd of each month thereafter.

(16)
15,000 shares (or 25% of the total award) vested on July 1, 2008. 1,250 shares (or 1/36th of the remaining shares) vest on the 1st of each month thereafter.

(17)
1,770 shares (or 1/48th of the total award) vested on July 1, 2008 and on the 1st of each month thereafter.

(18)
8,750 shares (or 25% of the total award) vested on July 1, 2006. 729 shares (or 1/36th of the remaining shares) vest on the 1st of each month thereafter.

(19)
1,250 shares (or 1/48th of the total award) vested on July 1, 2008 and on the 1st of each month thereafter.

(20)
62,500 shares (or 25% of the total award) vested on September 5, 2007. 5,208 shares (or 1/36th of the remaining shares) vest on the 5th of each month thereafter.

(21)
25,000 shares (or 25% of the total award) vested on September 5, 2008. 2,083 shares (or 1/36th of the remaining shares) vest on the 5th of each month thereafter.

(22)
2,083 shares (or 1/48th of the total award) vested on August 29, 2008 and on the 29th of each month thereafter.

(23)
1,500 shares (or 25% of the total RSU) vested on March 3, 2009 and on each one-year anniversary thereafter.

(24)
750 shares (or 25% of the total RSU) vest on September 30, 2009 and on each one-year anniversary thereafter.

(25)
575 shares (or 25% of the total RSU) vest on May 29, 2010 and on each one-year anniversary thereafter.

(26)
2,500 shares (or 25% of the total RSU) vested on July 1, 2008 and on each one-year anniversary thereafter.

 Option Exercises During Fiscal 2009

        The following table reports the options exercised during the fiscal year ended June 30, 2009 and the value realized upon exercise:

	Option Awards
			Stock Awards
	Number of Shares Acquired on Exercise (#)
Name		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Euan S. Thomson, Ph.D.	20,000	$112,350	—	—
Derek A. Bertocci	—	—	—	—
Holly R. Grey	—	—	1,500	6,360
Robert E. McNamara	637,700	1,188,745	5,000	33,925
Chris A. Raanes	50,000	353,796	2,500	17,700
Eric P. Lindquist	—	—	2,500	17,700
Wade B. Hampton	—	—	—	—

(1)
The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Employment, Change in Control and Severance Arrangements

Euan S. Thomson, Ph.D.

        On October 22, 2008, we entered into an employment letter agreement with Dr. Thomson which amended and restated, effective as of February 2, 2009, our prior employment letter agreement with him. Pursuant to the letter agreement, Dr. Thomson will serve as our Chief Executive Officer. The letter agreement provides that he is entitled to receive an initial annual base salary of $500,000 and is eligible to participate in our executive bonus plan under which he may earn annual incentive bonuses targeted at 100% of his base salary based upon the attainment of performance criteria established and evaluated by our Company. Subject to approval by our Board of Directors or the Compensation Committee and pursuant to our incentive award plan, we have agreed to grant Dr. Thomson an option to purchase 40,000 shares of our common stock not later than the first regularly scheduled meeting of our Board of Directors of each calendar year during the period of his employment by us. Each such option will be granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will vest in equal monthly installments over a 4-year period from the date of grant.

        The letter agreement provides that in the event of a termination of Dr. Thomson's employment by us without "cause" or by Dr. Thomson for "good reason," as each term is defined in the letter agreement, and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, Dr. Thomson will be entitled to receive a lump sum severance payment in an amount equal to the sum of 12 months of his annual base salary then in effect, a pro rata portion of his target annual bonus for the year of such termination, plus 100% of his target annual bonus then in effect. In addition, immediately prior to the effective time of such termination, Dr. Thomson's then outstanding stock options will become vested and exercisable with respect to that number of additional shares that would have become vested during the 12-month period following the date of such termination had he remained employed by us through such period, and we will pay for up to 12 months of COBRA continuation coverage for Dr. Thomson and his eligible dependents if he elects such coverage upon such a termination.

        In the event of a change in control of our Company (as defined in the letter agreement) during the term of Dr. Thomson's employment, all of his then outstanding stock options will become fully vested and exercisable immediately prior to the effective time of such change in control. If such a change in control occurs and Dr. Thomson's employment is terminated either (i) by us without cause or by Dr. Thomson for good reason, in each case within 12 months following the change in control or (ii) by Dr. Thomson for any reason within the 30-day period immediately following the change in control, and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, then in lieu of the severance payments and benefits described above, he will be entitled to receive a lump sum severance payment in an amount equal to the sum of 18 months of his annual base salary then in effect, plus a pro rata portion of his target annual bonus for the year of such termination, plus 150% of his target annual bonus then in effect. In addition, we will pay for up to 18 months of COBRA continuation coverage for Dr. Thomson and his eligible dependents if he elects such coverage. The foregoing benefits and payments may be subject to a delay of up to 6 months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Dr. Thomson under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Dr. Thomson will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provides for certain restrictive covenants by Dr. Thomson, including a confidentiality covenant that will apply during his employment with our Company and thereafter, a non-solicitation covenant for the duration of his employment and one year thereafter, and a non-competition covenant for the duration of his employment.

Derek A. Bertocci

        On December 1, 2008, we entered into an employment letter agreement with Mr. Bertocci, effective as of January 1, 2009, pursuant to which he agreed to serve as our Senior Vice President and Chief Financial Officer. The letter agreement has a two-year term. Following expiration of the term of the letter agreement (the "Expiration Date"), the provisions contained therein, with the exception of provisions relating to a change in control of our Company, shall have no further force or effect, and Mr. Bertocci's employment will continue to be at will. The letter agreement provides that Mr. Bertocci is entitled to receive an initial annual base salary of $300,000 and is eligible to participate in our executive bonus plan under which he may earn annual incentive bonuses targeted at 65% of his base salary based upon the attainment of performance criteria established and evaluated by our Company. On February 27, 2009, the Compensation Committee granted Mr. Bertocci an option to purchase 275,000 shares of our common stock, in accordance with the terms of the letter agreement. The option was granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will vest as to 25% of the shares on January 1, 2010 and as to 1/48th of the shares each month thereafter over the next three years.

        Pursuant to the letter agreement , if prior to the Expiration Date, in the event of a termination of Mr. Bertocci's employment by us without "cause" or by Mr. Bertocci for "good reason," as each term is defined in the letter agreement, and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, then Mr. Bertocci will be entitled to receive a lump sum severance payment in an amount equal to six months of his annual base salary then in effect. In addition, we will pay for up to six months of COBRA continuation coverage for Mr. Bertocci and his spouse and children if he elects such coverage upon such a termination.

        In the event a change in control of our Company (as defined in the letter agreement) occurs within the first 3 years of Mr. Bertocci's employment, and within the 12-month period following the change in control Mr. Bertocci's employment is terminated by us without "cause" or by Mr. Bertocci for "good reason," and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, then in lieu of the severance payments and benefits described above, Mr. Bertocci will be entitled to receive a lump sum severance payment in an amount equal to the sum of 24 months of his annual base salary then in effect and 100% of his target annual bonus then in effect. In addition, we will pay for up to 24 months of COBRA continuation coverage for Mr. Bertocci and his eligible dependents if he elects such coverage. Further, each of Mr. Bertocci's then outstanding options to purchase shares of our common stock shall become fully vested and exercisable immediately prior to effective date of the termination. Our Company will also provide Mr. Bertocci with outplacement assistance in accordance with its then current policies and practices with respect to outplacement assistance for other similarly situated executives of our Company. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Mr. Bertocci under the employment letter or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Mr. Bertocci will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provides for certain restrictive covenants by Mr. Bertocci, including a confidentiality covenant that will apply during his employment with our Company and thereafter, a non-solicitation covenant for the duration of his employment and one year thereafter, and a non-competition covenant for the duration of his employment.

Robert E. McNamara

        On November 10, 2006, we entered into an employment letter agreement with Mr. McNamara which amended and restated our prior employment letter agreement with him. Pursuant to the letter agreement, Mr. McNamara served as our Senior Vice President and Chief Financial Officer. The letter agreement provided that he was entitled to receive an initial annual base salary of $275,000 and was eligible to participate in our executive bonus plan under which he could earn annual incentive bonuses targeted at 40% of his base salary based upon the attainment of performance criteria established and evaluated by our Company. In August 2008, the Compensation Committee approved an annual base salary at $316,250 for Mr. McNamara and an annual incentive bonus targeted at 65% of his base salary, for fiscal 2009.

        Pursuant to the letter agreement, in the event of a termination of Mr. McNamara's employment by us without "cause" or by Mr. McNamara for "good reason," as each term is defined in the letter agreement, or if a change in control of our Company (as defined in the employment letter) were to occur and Mr. McNamara were to terminate his employment for any reason within the 30-day period immediately following such change in control, and provided that he execute and did not revoke a general release of claims in a form prescribed by our Company, then Mr. McNamara would be entitled to receive a lump sum severance payment in an amount equal to the sum of 12 months of his annual base salary then in effect, a pro rata portion of his target annual bonus for the year of such termination, plus 100% of his target annual bonus then in effect. In addition, we would pay for 12 months of COBRA continuation coverage for Mr. McNamara and his eligible dependents if he were to elect such coverage upon such a termination. In the event of a termination of Mr. McNamara's employment by us without cause or by Mr. McNamara for good reason prior to a change in control, then in addition to the foregoing severance payments and benefits, Mr. McNamara's then outstanding stock options to purchase shares of our common stock would become vested and exercisable immediately prior to the effective time of such termination to the extent they would have become vested during the 12-month period following the date of such termination had he remained employed by us through such period. In the event of a change in control of our Company during the term of Mr. McNamara's employment, all of his then outstanding stock options would become fully vested and exercisable immediately prior to the effective time of such change in control. The foregoing benefits and payments could be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Mr. McNamara under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits would be reduced to the extent necessary so that no amount would be subject to such excise tax, provided that such reduction will only occur if Mr. McNamara will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provided for certain restrictive covenants by Mr. McNamara, including a confidentiality covenant that will apply during his employment with our Company and thereafter, a non-solicitation covenant for the duration of his employment and one year thereafter, and a non-competition covenant for the duration of his employment.

        Mr. McNamara's employment as our Chief Financial Officer terminated effective as of his resignation on September 11, 2008, and at such time we paid Mr. McNamara all salary and compensation for his unused vacation accrued as of such date. On October 22, 2008, we entered into a General Release and Separation Agreement with Mr. McNamara (the "Separation Agreement"). The Separation Agreement provides that Mr. McNamara would receive severance benefits in accordance with the terms of the letter agreement in consideration for a general release of claims against our Company. Pursuant to the Separation Agreement, we agreed to pay Mr. McNamara a severance payment in the amount of $564,140.66, which amount is equal to the sum of (a) 12 months of his annual base salary in effect as of September 11, 2008, or $316,300, (b) 100% of his target annual bonus for fiscal 2009, which target annual bonus was 65% of Mr. McNamara's annual base salary for fiscal 2009, or $205,595, and (c) a pro rata portion of his target annual bonus for fiscal 2009, or $42,245.66. In addition, we agreed to pay for up to 12 months of COBRA continuation coverage for Mr. McNamara and his eligible dependents. Further, vesting in Mr. McNamara's options to purchase shares of our common stock was accelerated as of September 11, 2008 with respect to 127,916 options, and an additional 2,500 RSUs were released. The amount of additional stock option acceleration and RSU release is equivalent to that which would have occurred during the 12-month period immediately following September 11, 2008, had Mr. McNamara remained employed through such 12-month period. Please also see the description of these payments under Potential Payments and Benefits Upon Termination or Change in Control—Robert E. McNamara below.

Chris A. Raanes

        On October 22, 2008, we entered into an employment letter agreement with Mr. Raanes, effective as of October 17, 2008, which amended and restated our prior employment letter agreement with him. Pursuant to the letter agreement, Mr. Raanes will serve as our Senior Vice President, Chief Operating Officer. The letter agreement provides that he is entitled to receive an initial annual base salary of $345,000 and is eligible to participate in our executive bonus plan under which he may earn annual incentive bonuses targeted at 65% of his base salary based upon the attainment of performance criteria established and evaluated by our Company.

        Pursuant to the letter agreement, in the event of a termination of Mr. Raanes's employment by us without "cause" or by Mr. Raanes for "good reason," as each term is defined in the letter agreement, and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, Mr. Raanes will be entitled to receive a lump sum severance payment in an amount equal to the sum of eight months of his annual base salary then in effect, plus a pro rata portion of his target annual bonus for the year of such termination, plus 66 2/3% of his target annual bonus then in effect. In addition, we will pay for up to eight months of COBRA continuation coverage for Mr. Raanes and his eligible dependents if he elects such coverage upon such a termination.

        If a change in control of our Company (as defined in the letter agreement) occurs during the term of Mr. Raanes's employment and his employment is terminated by us without cause or by Mr. Raanes for good reason, in each case within the 12-month period following the change in control, then in addition to the foregoing severance payments and benefits, all of Mr. Raanes's then outstanding stock options to purchase shares of our common stock will become fully vested and exercisable immediately prior to the effective time of such termination of employment. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Mr. Raanes under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Mr. Raanes will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provides for certain restrictive covenants by Mr. Raanes, including a confidentiality covenant that will apply during his employment with us and thereafter, a non-solicitation covenant for the duration of his employment and one year thereafter, and a non-competition covenant for the duration of his employment.

Eric P. Lindquist

        On October 22, 2008, we entered into an employment letter agreement with Mr. Lindquist, effective February 2, 2009, which amended and restated our prior employment letter agreement with him. Pursuant to the letter agreement, Mr. Lindquist will serve as our Senior Vice President, Chief Marketing Officer. The letter agreement provides that he is entitled to receive an initial annual base salary of $316,250 and is eligible to participate in our executive bonus plan under which he may earn annual incentive bonuses targeted at 65% of his base salary based upon the attainment of performance criteria established and evaluated by our Company.

        Pursuant to the letter agreement, in the event of a termination of Mr. Lindquist's employment by us without "cause" or by Mr. Lindquist for "good reason," as each term is defined in the letter agreement, and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, Mr. Lindquist will be entitled to receive a lump sum severance payment in an amount equal to the sum of 8 months of his annual base salary then in effect, plus a pro rata portion of his target annual bonus for the year of such termination, plus 66 2/3% of his target annual bonus then in effect. In addition, we will pay for up to eight months of COBRA continuation coverage for Mr. Lindquist and his eligible dependents if he elects such coverage upon such a termination.

        If a change in control of our Company (as defined in the letter agreement) occurs during the term of Mr. Lindquist's employment and his employment is terminated by us without cause or by Mr. Lindquist for good reason, in each case within the 12-month period following the change in control, then in addition to the foregoing severance payments and benefits, all of Mr. Lindquist's then outstanding stock options to purchase shares of our common stock will become fully vested and exercisable immediately prior to the effective time of such termination of employment. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Mr. Lindquist under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Mr. Lindquist will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provides for certain restrictive covenants by Mr. Lindquist, including a confidentiality covenant that will apply during his employment with us and thereafter, a non-solicitation covenant for the duration of his employment and one year thereafter, and a non-competition covenant for the duration of his employment. In addition, we have agreed to indemnify Mr. Lindquist for any liabilities incurred by him in connection with his non-competition agreement with a former employer.

Wade B. Hampton

        On October 22, 2008, we entered into an employment letter agreement with Mr. Hampton, effective February 2, 2009, which amended and restated our prior employment letter agreement with him. The letter agreement provides that Mr. Hampton will serve as our Senior Vice President, Worldwide Sales. In May 2007, Mr. Hampton was promoted to his current position of Senior Vice President, Chief Sales Officer. The letter agreement provides that he is entitled to receive an initial annual base salary of $276,000 and is eligible to participate in our executive bonus plan under which he may earn annual incentive bonuses targeted at 83% of his base salary based upon the attainment of performance criteria established and evaluated by our Company.

        In addition, pursuant to our incentive award plan and the terms of our prior employment letter agreement with him, we have granted Mr. Hampton an option to purchase 250,000 shares of our common stock with an exercise price per share equal to $10.00. This option vests over a four-year period from the date of commencement of Mr. Hampton's employment with us, with 25% of the shares subject to the option vesting on the first anniversary of such date (September 5, 2007), and the remaining 75% vesting in equal monthly installments on each monthly anniversary thereafter. We have agreed to annually recommend to our Board of Directors that Mr. Hampton be granted, no later than the September 30 following each of the first three anniversaries of Mr. Hampton's commencement of employment with us, an additional option to purchase 100,000 shares of our common stock, with each such 100,000 share option to have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and to vest in equal monthly installments over a four-year period from the date of grant.

        Pursuant to the letter agreement, in the event of a termination of Mr. Hampton's employment by us without "cause" or by Mr. Hampton for "good reason," as each term is defined in the letter agreement, and provided that he executes and does not revoke a general release of claims in a form prescribed by our Company, Mr. Hampton will be entitled to receive a lump sum severance payment in an amount equal to the sum of 6 months of his annual base salary then in effect, plus a pro rata portion of his target annual bonus for the year of such termination, plus 50% of his target annual bonus then in effect. In addition, we will pay for up to six months of COBRA continuation coverage for Mr. Hampton and his eligible dependents if he elects such coverage upon such a termination.

        If a change in control of our Company (as defined in the letter agreement) occurs during the term of Mr. Hampton's employment and his employment is terminated by us without cause or by Mr. Hampton for good reason, in each case within the 12-month period following the change in control, then in addition to the foregoing severance payments and benefits, all of Mr. Hampton's then outstanding stock options to purchase shares of our common stock will become fully vested and exercisable immediately prior to the effective time of such termination of employment. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Mr. Hampton under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Mr. Hampton will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provides for certain restrictive covenants by Mr. Hampton, including a confidentiality covenant that will apply during his employment with us and thereafter, a non-solicitation covenant for the duration of his employment and one year thereafter, and a non-competition covenant for the duration of his employment.

Holly R. Grey

        On October 22, 2008, we entered into an employment letter agreement with Ms. Grey, effective February 2, 2009, which amended and restated our prior employment letter agreement with her. The letter agreement provides that Ms. Grey will serve as our Company's Senior Vice President of Finance. Pursuant to the terms of our letter agreement with Ms. Grey, she is entitled to receive an initial annual base salary of $230,000 and is eligible to participate in our executive bonus plan under which she may earn an annual incentive bonus targeted at 40% of her base salary based upon the attainment of performance criteria established and evaluated by our Company. In addition to the executive bonus plan, Ms. Grey also has an opportunity to realize an additional one time bonus of $10,000 if she meets specific goals set for her first 6 months with our Company. The $10,000 one time bonus was not paid. Subject to approval by the Compensation Committee and pursuant to our incentive award plan, we agreed to grant Ms. Grey an option to purchase 50,000 shares of our common stock. On April 30, 2008 we granted Ms. Grey this option with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and with a vesting schedule as follows: 25% of the shares subject to the option vest on April 30, 2009 and 1/48th of the shares will vest each month thereafter over the next three years. In addition, subject approval by the Compensation Committee and pursuant to our incentive award plan, we granted Ms. Grey 6,000 RSUs on April 30, 2008. Such RSUs vest as to 25% of the shares on April 30, 2009 and on each one-year anniversary thereafter.

        Pursuant to the letter agreement, in the event of a termination of Ms. Grey's employment by us without "cause" or by Ms. Grey for "good reason," as each term is defined in the letter agreement, and provided that she executes and does not revoke a general release of claims in a form prescribed by our Company, then Ms. Grey will be entitled to receive a lump sum severance payment in an amount equal to the sum of six months of her annual base salary then in effect, plus a pro rata portion of her target annual bonus for the year of such termination, plus 50% of her target annual bonus then in effect. In addition, we will pay for up to six months of COBRA continuation coverage for Ms. Grey and her eligible dependents if she elects such coverage upon such a termination.

        If change in control of our Company (as defined in the letter agreement) occurs during the term of Ms. Grey's employment and her employment is terminated by us without cause or by Ms. Grey for good reason, in each case within the 12-month period following the change in control, then in addition to the foregoing severance payments and benefits, all of her then outstanding stock options will become fully vested and exercisable immediately prior to the effective time of such termination. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to Ms. Grey under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if Ms. Grey will be in a more favorable after-tax position than if no such reduction was made.

        The letter agreement also provides for certain restrictive covenants by Ms. Grey, including a confidentiality covenant that will apply during her employment with our Company and thereafter, a non-solicitation covenant for the duration of her employment and one year thereafter, and a non-competition covenant for the duration of her employment.

 Potential Payments and Benefits Upon Termination or Change in Control

        The tables below reflect potential payments to our NEOs in the event of a termination of employment or a change in control of our Company, based on the terms of employment agreements in effect as of June 30, 2009 as described in Employment, Change in Control and Severance Arrangements, beginning on page 34 of this Proxy Statement. In addition, we reflect amounts that would be paid to any NEO if an NEO is terminated by us without cause or by the executive for good reason, within the 12 months following a change in control and, with respect to Dr. Thomson only, within the 30-day period following a change in control. Except for Mr. McNamara, with respect to whom we reflect the actual amounts paid to him as a result of his September 11, 2008 resignation, the amounts shown assume that the termination or change in control, as applicable, occurred on June 26, 2009, the last business day of our last fiscal year. Except for Mr. McNamara, the amounts set forth in the table below represent our reasonable estimates of the amounts which would be paid to the NEOs upon their termination or a change in control, but exclude the value of any stock awards or option awards which vested on or before June 26, 2009. The actual amounts to be paid can only be determined at the time of the Named Executive Officers' separation from our Company or upon the occurrence of a change in control.

        Except for Mr. McNamara, the value of the option and restricted stock unit vesting acceleration was calculated based on the assumption that the change in control and the executive's employment termination occurred on June 26, 2009. The closing price of our stock on the NASDAQ Global Market as of June 26, 2009 was $6.88, which was used as the value of our stock for purpose of these calculations. The value of the vesting acceleration was calculated by multiplying the number of accelerated option shares and common stock as of June 26, 2009 by the spread between the closing price of our stock as of June 26, 2009 and the exercise price for such unvested option shares and common stock. The values reflected also assume that the payments and benefits to the NEOs are not reduced by virtue of the provisions in the employment letter agreements relating to Section 4999 of the Code.

Euan S. Thomson, Ph.D.

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason within 12 months Following a Change in Control or Termination by NEO for any Reason within 30 days of Change in Control ($)
Base Salary Severance	$500,000	—	$750,000
Pro Rata Bonus Year	500,000	—	500,000
Target Bonus	500,000	—	750,000
COBRA Benefits Coverage Continuation(1)	21,198	—	31,797
Options Acceleration(2)	31,455	88,546	88,546
Stock Acceleration	—	—	—
Accrued Vacation(3)	72,113	—	72,113

Total	$1,624,766	$88,546	$2,192,456

(1)
Assumes Dr. Thomson elects medical, dental and vision COBRA coverage for himself and his family for full 12-month or 18-month period he is so permitted, as applicable.

(2)
The value is based on the difference between the option exercise price and $6.88, which was the closing price of our common stock on June 26, 2009, with respect to all unvested options.

(3)
Assumes that Dr. Thomson had 300 hours of accrued but unused PTO, which was paid based on his annual base salary for the last fiscal year.

Derek A. Bertocci

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason within 12 months Following a Change in Control ($)
Base Salary Severance	$150,000	—	$600,000
Pro Rata Bonus Year	—	—	—
Target Bonus	—	—	195,000
COBRA Benefits Coverage Continuation(1)	10,599	—	42,396
Options Acceleration(2)	—	—	607,750
Stock Acceleration	—	—	—
Accrued Vacation(3)	11,544	—	11,544

Total	$172,143	—	$1,456,690

(1)
Assumes Mr. Bertocci elects medical, dental and vision COBRA coverage for himself and his family for full six-month or 24-month period he is so permitted, as applicable.

(2)
The value is based on the difference between the option exercise price and $6.88, which was the closing price of our common stock on June 26, 2009, with respect to all unvested options.

(3)
Assumes that Mr. Bertocci had 80 hours of accrued but unused PTO, which was paid based on his annual base salary for the last fiscal year.

Robert E. McNamara

        Mr. McNamara's employment with our Company terminated effective as of his resignation on September 11, 2008. The table below sets forth the value of certain severance payments and benefits which we provided to Mr. McNamara.

Benefits	($)
Base Salary Severance	$316,300
Pro Rata Bonus Year	205,595
Target Bonus	42,246
COBRA Benefits Coverage Continuation(1)	19,467
Options Acceleration(2)	304,272
Stock Acceleration (3)	20,125
Accrued Vacation(4)	30,459

Total Severance Value	$938,464

    (1)
    Mr. McNamara elected medical, dental and vision COBRA coverage for himself and his family for 12 months.

    (2)
    The value is based on the difference between the option exercise price and $8.05, which was the closing price of our common stock on September 11, 2008, with respect to 127,916 stock option awards that would have become vested during the 12-month period immediately following September 11, 2008 had Mr. McNamara remained employed through that additional period, as we provided accelerated vesting of such awards. Of these accelerated stock option awards, 54,999 stock options had an exercise price which exceeded $8.05 (the "Out of the Money Options"); therefore, as of September 11, 2008, the Out of the Money Options had no value. Mr. McNamara had 3 months in which to exercise all accelerated options, and the value of Mr. McNamara's accelerated options varied during such period.

    (3)
    The value is based on a per share value of $8.05, which was the closing price of our common stock on September 11, 2008, with respect to 2,500 RSUs that would have become vested and released during the 12- month period immediately following September 11, 2008 had Mr. McNamara remained employed through that additional period, which RSUs we accelerated and released effective as of September 11, 2008.

    (4)
    Mr. McNamara had 200 hours of accrued but unused PTO which was paid based on his annual base salary for the last fiscal year.

        All stock options and RSU awards not vested upon any acceleration reflected in the foregoing table were cancelled and forfeited as of September 11, 2008.

Chris A. Raanes

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason Within 12 months Following a Change in Control ($)
Base Salary Severance	$230,004	—	$230,004
Pro Rata Bonus Year	224,254	—	224,254
Target Bonus	149,488	—	149,488
COBRA Benefits Coverage Continuation(1)	14,132	—	14,132
Options Acceleration(2)	—	—	3,125
Stock Acceleration	—	—	51,600
Accrued Vacation(3)	46,962	—	46,962

Total	$664,839	—	$719,564

(1)
Assumes Mr. Raanes elects medical, dental and vision COBRA coverage for himself and his family for the full eight-month period he is so permitted.

(2)
The value is based on the difference between the option exercise price and $6.88, which was the closing price of our common stock on June 26, 2009, with respect to all unvested options.

(3)
Assumes that Mr. Raanes had 283 hours of accrued but unused PTO, which was paid based on his annual base salary for the last fiscal year.

Eric P. Lindquist

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason Within 12 months Following a Change in Control ($)
Base Salary Severance	$210,833	—	$210,833
Pro Rata Bonus Year	205,563	—	205,563
Target Bonus	137,049	—	137,049
COBRA Benefits Coverage Continuation(1)	14,132	—	14,132
Options Acceleration(2)	—	—	1,823
Stock Acceleration	—	—	51,600
Accrued Vacation(3)	45,611	—	45,611

Total	$613,188	—	$666,611

(1)
Assumes Mr. Lindquist elects medical, dental and vision COBRA coverage for himself and his family for the full eight-month period he is so permitted.

(2)
The value is based on the difference between the option exercise price and $6.88, which was the closing price of our common stock on June 26, 2009, with respect to all unvested options.

(3)
Assumes that Mr. Lindquist had 300 hours of accrued but unused PTO, which was paid based on his annual base salary for the last fiscal year.

Wade B. Hampton

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason Within 12 months Following a Change in Control ($)
Base Salary Severance	$138,000	—	$138,000
Pro Rata Bonus Year	229,080	—	229,080
Target Bonus	114,540	—	114,540
COBRA Benefits Coverage Continuation(1)	10,599	—	10,599
Options Acceleration(2)	—	—	—
Stock Acceleration	—	—	—
Accrued Vacation(3)	29,193	—	29,193

Total	$521,411	—	$521,411

(1)
Assumes Mr. Hampton elects medical, dental and vision COBRA coverage for himself and his family for the full six-month period he is so permitted.

(2)
The value is based on the difference between the option exercise price and $6.88, which was the closing price of our common stock on June 26, 2009, with respect to all unvested options.

(3)
Assumes that Mr. Hampton had 220 hours of accrued but unused PTO, which was paid based on his annual base salary for the last fiscal year.

 Holly R. Grey

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason within 12 months Following a Change in Control ($)
Base Salary Severance	$115,000	—	$115,000
Pro Rata Bonus Year	92,000	—	92,000
Target Bonus	46,000	—	46,000
COBRA Benefits Coverage Continuation(1)	3,541	—	3,541
Options Acceleration(2)	—	—	16,168
Stock Acceleration	—	—	67,424
Accrued Vacation(3)	15,639	—	15,639

Total	$272,180	—	$355,773

(1)
Assumes Ms. Grey elects medical, dental and vision COBRA coverage for herself and her family for full six-month period she is so permitted.

(2)
The value is based on the difference between the option exercise price and $6.88, which was the closing price of our common stock on June 26, 2009, with respect to all unvested options.

(3)
Assumes that Ms. Grey had 141 hours of accrued but unused PTO, which was paid based on her annual base salary for the last fiscal year.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Summary Compensation Table for Fiscal 2009

        The following table sets forth summary information concerning the compensation paid to or earned by our non-employee directors for their service during fiscal 2009.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(10)	All Other Compensation ($)		Total ($)
John R. Adler, Jr., M.D(1)	$42,500	(3)	$28,661	$167,350	(11)	$238,511
Elizabeth Dávila	98,750	(4)	77,306			176,056
Ted T.C. Tu(2)	15,000	(5)				15,000
John P. Wareham	44,750	(6)	77,306			122,056
Robert S. Weiss	80,250	(7)	551,178			631,428
Wayne Wu	97,000	(8)	75,544			172,544
Li Yu	80,250	(9)	81,572			161,822

Total	$458,500		$891,567	$167,350		$1,517,417

(1)
Dr. Adler served as a member of our Board of Directors until his resignation effective July 19, 2009.

(2)
Mr. Tu served as a member of our Board of Directors until our 2008 annual meeting of stockholders on November 13, 2008. He was not nominated to stand for re-election to our Board of Directors at the end of his term, which expired on the November 13, 2008 date of our 2008 annual meeting.

(3)
Consists of all fees earned by such director during fiscal 2009, as well as $7,500 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009. Of the fees earned in the fourth quarter of fiscal 2009, $12,500 was not paid until the first quarter of fiscal 2010.

(4)
Consists of all fees earned by such director during fiscal 2009, as well as $11,250 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009. Of the fees earned in the fourth quarter of fiscal 2009, $32,000 was not paid until the first quarter of fiscal 2010.

(5)
Consists of all fees earned by such director during fiscal 2009, as well as $7,500 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009.

(6)
Consists of all fees earned by such director during fiscal 2009, as well as $7,500 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009. Of the fees earned in the fourth quarter of fiscal 2009, $14,750 was not paid until the first quarter of fiscal 2010.

(7)
Consists of all fees earned by such director during fiscal 2009, as well as $13,250 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009. Of the fees earned in the fourth quarter of fiscal 2009, $24,250 was not paid until the first quarter of fiscal 2010.

(8)
Consists of all fees earned by such director during fiscal 2009, as well as $17,500 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009. Of the fees earned in the fourth quarter of fiscal 2009, $27,000 was not paid until the first quarter of fiscal 2010.

(9)
Consists of all fees earned by such director during fiscal 2009, as well as $13,250 in fees earned during the fourth quarter of fiscal 2008, which were paid in the first quarter of fiscal 2009. Of the fees earned in the fourth quarter of fiscal 2009, $25,250 was not paid until the first quarter of fiscal 2010.

(10)
The amounts reflected in this column represent the compensation expense recognized for financial statement purposes for the fiscal year ended June 30, 2009 associated with the stock options granted in fiscal 2009 and prior years, measured in accordance with FAS 123R, excluding forfeiture estimates. See Note 2 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for a discussion of how all assumptions made by us are derived in determining the FAS 123R values of its equity awards. The aggregate number of shares subject to stock options outstanding for each non-employee director, at June 30, 2009, was: Dr. Adler: 693,863; Ms. Dávila: 53,629; Mr. Tu: 0; Mr. Wareham: 53,629; Mr. Weiss: 141,629; Mr. Wu: 141,629; and Mr. Yu: 177,629.

(11)
Consists of consulting service fees paid during the year ended June 30, 2009.

 Director Cash Compensation

        For fiscal 2009, each non-employee director (including Dr. Adler) received an annual cash retainer of $30,000 per year, paid quarterly, except that Mr. Wu, the Chairperson of our Board of Directors, received an annual cash retainer of $60,000, paid quarterly, and Ms. Dávila, the Vice Chairperson of our Board of Directors, received an annual cash retainer of $55,000, paid quarterly. Directors who served on the standing committees of our Board of Directors and the chairperson of each such committee received an additional annual cash retainer as follows:

Committee	Chairperson retainer ($)	Member retainer ($)	Number of meetings covered
Audit Committee	$20,000	$10,000	8
Compensation Committee	10,000	5,000	6
Nominating and Corporate Governance Committee	5,000	3,000	4

        For meetings of standing committees in excess of the number set forth above, each committee member, including the chairperson, received $1,000 per meeting attended in-person and $500 per telephonic meeting attended.

        In addition to the foregoing, all of our directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board of Directors and committees of our Board of Directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

        For fiscal 2010, our Board of Directors has approved the same compensation structure for directors as was approved for fiscal 2009.

Non-Employee Director Equity Compensation

        Pursuant to guidelines for annual option grants adopted by our Board of Directors, each of our non-employee directors receives an annual option grant equal to the number of shares of our common stock obtained by dividing $120,000 by the Black-Scholes valuation (as of the date of grant) of one share of our common stock. On January 5, 2009, directors Elizabeth Dávila, John P. Wareham, Robert S. Weiss, Wayne Wu, Li Yu and John Adler, Jr. were each granted a 33,629 share option under the 2007 Incentive Award Plan at a per share exercise price of $5.68. As of January 5, 2009, the Black-Scholes valuation of one share of our common stock was $3.5674. Following the initial appointment to our Board of directors, a non-employee director is granted an option to purchase 20,000 shares of our common stock at a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. On September 30, 2009, Directors Louis J. Lavigne, Jr. and Dennis L. Winger were each granted a 20,000 share option under the 2007 Incentive Award Plan at a per share exercise price of $6.50. No additional option grants are provided for committee membership or for serving as the chairperson of a committee. Both the initial and annual option grants vest on a monthly basis during the first year following the grant such that 50% of the options will vest on the first anniversary of the vesting commencement date. The remaining options then vest on a monthly basis over the next two years. Vesting of options would be accelerated in full in the event of a change in control of our Company. We expect to make an annual option grant to each of our continuing directors in accordance with these guidelines at approximately the commencement of calendar year 2010.

 SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table presents information as to the beneficial ownership of our common stock as of July 31, 2009 by:

  •
  Each of our NEOs;

  •
  Each of our directors;

  •
  All of our directors and executive officers as a group; and

  •
  Each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of July 31, 2009, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        This table lists applicable percentage ownership based on 56,689,496 shares of common stock outstanding as of July 31, 2009.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Shares	Percent
5% Stockholders
President (BVI) International Investment Holdings Ltd.(2)	6,768,921	11.9
Shapiro Capital Management LLC(3)	6,763,021	11.9
Heartland Advisors, Inc.(4)	4,091,177	7.2
Executive Officers and Directors
Euan S. Thomson, Ph.D.(5)	1,932,375	3.4
Derek A. Bertocci	—	*
Chris A. Raanes(6)	671,565	1.2
Eric P. Lindquist(7)	457,273	1.0
Wade B. Hampton(8)	284,337	*
Wayne Wu(9)	824,740	1.5
Elizabeth Dávila(10)	25,127	*
John P. Wareham(11)	24,127	*
Robert S. Weiss(12)	209,710	*
Li Yu(13)	151,085	*
All executive officers and directors as a group (12 persons)(14)	4,730,891	7.7

*
Less than 1%.

(1)
Louis J. Lavigne, Jr. and Dennis L. Winger, each appointed to our Board of Directors effective September 4, 2009, were neither directors nor director nominees as of July 31, 2009. As of

  September 30, 2009, neither Mr. Lavigne nor Mr. Winger held any shares of our common stock and each has been granted an option to purchase 20,000 shares of our common stock. See Compensation of Non-Employee Directors—Non-Employee Director Equity Compensation above.

(2)
Based upon a Schedule 13G/A filed with the SEC on June 30, 2009. President (BVI) International Investment Holdings Ltd., or PIIH, is a wholly-owned subsidiary of President International Development Corporation, or PIDC, which is a 62.5% owned subsidiary of Uni-President Enterprises Corp., or Uni-President, a Republic of China company publicly traded on the Taiwan Stock Exchange. PIDC and Uni-President may be deemed to share dispositive and voting power over the shares owned by PIIH. The address of PIIH and PIDC is 10F., No. 11, Songgao Rd., Taipei 110, Taiwan, Republic of China. The address of Uni-President is No. 301, Jhongjheng Road, Yungkang City, Tainan County 710, Taiwan, Republic of China.

(3)
Based upon a Schedule 13G filed with the SEC on February 3, 2009. Shapiro Capital Management LLC, or SCM, an investment advisor under the Investment Advisors Act of 1940, has sole voting power as to 5,424,052 shares, shared voting power as to 1,338,969 shares and shared dispositive power as to 6,763,021 shares. The address of SCM is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305.

(4)
Based upon a Schedule 13G filed with the SEC on February 12, 2009. Heartland Advisors, Inc., or Heartland, is an investment adviser registered with the SEC, and William J. Nasgovitz, President and principal shareholder of Heartland, Heartland and Mr. Nasgovitz share voting power as to 3,966,177 shares and dispositive power as to 4,091,177 shares and each specifically disclaims beneficial ownership with respect to all of the shares over which they share voting and dispositive power. The address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, WI 53202.

(5)
Includes 15,000 shares held the Thomson Family 2006 Trust and 1,917,375 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(6)
Includes 11,190 shares held by Mr. Raanes and 660,375 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(7)
Includes 3,190 shares held by Mr. Lindquist and 454,083 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(8)
Includes 19,754 shares held by Mr. Hampton and 264,583 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(9)
Includes 559,075 shares held by Mr. Wu, 146,580 shares held by Mr. Wu's spouse, 4,000 shares by Mr. Wu's children and 115,085 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009. Mr. Wu disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(10)
Includes 1,000 shares held by The Dávila Family Trust and 24,127 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(11)
Represents 24,127 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(12)
Includes 100,000 shares held by Mr. Weiss and 109,710 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(13)
Represents 151,085 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 31, 2009.

(14)
See footnotes 5 through 12 above. Includes 3,743,258 shares subject to options that are currently exercisable or will become exercisable within 60 days of July 31, 2009 beneficially owned by executive officers and directors.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, officers and beneficial owners of 10% or more of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2009, with the exception of Ms. Grey's amended Form 3 which was filed late on September 15, 2009, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        Our Board of Directors consists of eight directors. Our Board of Directors has determined that each of our current directors other than Euan S. Thomson, Ph.D., our President and Chief Executive Officer, are independent under the director independence standards of the NASDAQ Stock Market. In addition, Ted T.C. Tu, the former president of our largest stockholder, served as a member of our Board of Directors until our 2008 annual meeting of stockholders on November 13, 2008, but he was not nominated to stand for re-election to our Board of Directors at the end of his term which expired at the 2008 annual meeting, and John R. Adler Jr., M.D., a founder of Accuray, served as a member of our Board of Directors until his resignation effective July 19, 2009. Neither Mr. Tu nor Dr. Adler was an independent director.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board of Directors may also create various ad hoc committees for special purposes. The current membership of each of the three standing committees of our Board of Directors is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Elizabeth Dávila	Committee Member	Committee Member
John P. Wareham		Committee Chair
Wayne Wu			Committee Chair
Robert S. Weiss	Committee Chair		Committee Member
Louis J. Lavigne, Jr.	Committee Member
Dennis L. Winger		Committee Member
Li Yu		Committee Member	Committee Member

        Dr. Thomson is not a member of any committee of our Board of Directors. Neither Dr. Adler nor Mr. Tu served as a member of any committee of our Board of Directors at any time during fiscal 2009.

 Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Accuray engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee's performance. For fiscal 2009, the members of the Audit Committee were Mr. Weiss, who was the chair of the committee, Mr. Yu and Ms. Dávila. The current members of the Audit Committee are Mr. Weiss, who is the chair of the committee, Mr. Lavigne and Ms. Dávila. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board has determined that Messrs. Weiss and Lavigne are audit committee financial experts as defined under the applicable rules of the SEC and each has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee charter can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The Audit Committee met 20 times during the fiscal year ended June 30, 2009. The Audit Committee took action by written consent three times during such fiscal year.

Compensation Committee

        The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans (other than awards granted to non-employee members of our Board of Directors). The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter. For fiscal 2009, the members of the Compensation Committee were Mr. Yu, who was the chair of the Committee, Ms. Dávila and Mr. Wareham. The current members of the Compensation Committee are Mr. Wareham, who is the chair of the committee, Ms. Dávila, Mr. Yu and Mr. Winger. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service. A copy of the Compensation Committee charter can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The Compensation Committee met 11 times during the fiscal year ended June 30, 2009. The Compensation Committee took action by written consent one time during such fiscal year.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Nominating and Corporate Governance Committee will be responsible for reporting and making recommendations to our board concerning governance matters. The current members of the Nominating and Corporate Governance Committee are Mr. Weiss, Mr. Wu and Mr. Yu, with Mr. Wu serving as the chair of the committee. Each of the members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Nominating and Corporate Governance Committee charter can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The Nominating and Corporate Governance Committee met one time during the fiscal year ended June 30, 2009 and did not act by written consent during such fiscal year.

Meetings Attended by Directors

        Our Board of Directors held a total of 11 meetings during our fiscal year ended June 30, 2009 and did not act by unanimous written consent during such fiscal year. During fiscal 2009, all of our directors attended at least 75% of the total number of meetings held by our Board of Directors and each of the committee(s) of our Board of Directors on which he or she served during the period for which he or she was a director, with the exception of Mr. Tu, who attended two of the three meetings of our Board of Directors which were held prior to his departure from our board.

        The independent directors hold meetings on a periodic basis. During our fiscal year ended June 30, 2009, the independent directors held four such meetings (other than as committee members). The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may meet at such other times as they deem necessary or appropriate.

        Our directors are encouraged to attend our annual meeting of stockholders although we do not maintain a formal policy regarding director attendance at the annual meeting of stockholders. Five directors, including Euan Thomson, Ph.D., our Chief Executive Officer, attended our fiscal 2008 annual meeting of stockholders.

Consideration of Director Nominees

        Stockholder Nominations and Recommendations.    The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors. A stockholder may make such a recommendation by submitting the following information to our Corporate Secretary at 1310 Chesapeake Terrace, Sunnyvale, California 94089: the candidate's name and address; a representation that the recommending stockholder is a holder of record of our stock and is entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to nominate the candidate; if applicable, a description of all arrangements or understandings between the stockholder and each nominee pursuant to which nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement had the nominee been nominated or intended to be nominated by our Board of Directors; and the written consent of each nominee to serve as a director if so elected. In addition, as described above in the "Nomination of Director Candidates" section of this Proxy Statement, our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board of Directors, including the timing of such submissions.

        Director Qualifications.    The Nominating and Corporate Governance Committee believes that the members of our Board of Directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly-traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Although candidates for nomination to our Board of Directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of our Board of Directors through professional search firms, stockholders or other persons. Since we became a public company, we have engaged Spencer Stuart, Russell Reynolds and Levin & Company, Inc., each a professional search firm, to help us identify suitable Board of Directors nominees. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee's attention. The Committee has also retained, and may in the future retain, executive recruiting firms to assist it in identifying candidates for board membership. Such review may, in the Nominating and Corporate Governance Committee's discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Business Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a "code of ethics" required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a "code of conduct."

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Family Relationships

        There are no family relationships among any of our directors or executive officers.

Stockholder Communications

        We have established a process by which stockholders may send communications to our Board of Directors, any committee of our Board of Directors or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Secretary will forward correspondence to our Board of Directors, one of the committees of our Board of Directors or an individual director as the case may be, or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of July 31, 2009.

Name	Age	Position(s)
Euan S. Thomson, Ph.D.	46	President, Chief Executive Officer and Director
Derek A. Bertocci	55	Senior Vice President, Chief Financial Officer
Chris A. Raanes	44	Senior Vice President, Chief Operating Officer
Eric P. Lindquist	49	Senior Vice President, Chief Marketing Officer
Wade B. Hampton	54	Senior Vice President, Chief Sales Officer
Darren J. Milliken	39	Senior Vice President, General Counsel and Corporate Secretary
Theresa L. Dadone	55	Senior Vice President, Human Resources

        Further information with respect to Dr. Thomson is provided above under "Proposal One—Election of Directors."

        Derek A. Bertocci has served as our Senior Vice President, Chief Financial Officer since January 1, 2009. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly-traded medical aesthetics company, and added the title of corporate secretary in July 2007. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly-traded provider of lasers and fiber optic devices for urology and aesthetic surgery. From March 2004 to May 2005, Mr. Bertocci served as Chief Financial Officer of VISX Incorporated, a publicly-traded provider of systems for laser vision correction surgery. From 1998 to March 2004, Mr. Bertocci served as Vice President and Controller of VISX. Mr. Bertocci earned his Certified Public Accountant certification while working for PricewaterhouseCoopers. Mr. Bertocci holds a B.A. from Stanford University in Stanford, California and an M.B.A. from the University of Southern California, Los Angeles, California.

        Chris A. Raanes has served as our Senior Vice President, Chief Operating Officer since September 2002. Between March 2002 and September 2002, Mr. Raanes was attending to personal matters. From December 1999 to March 2002, Mr. Raanes served as Vice President and General Manager of Digital Imaging for PerkinElmer Optoelectronics, a business unit of PerkinElmer, Inc. From December 1998 to December 1999, Mr. Raanes was the General Manager of Amorphous Silicon, a business unit of PerkinElmer, Inc. From July 1992 to December 1998, Mr. Raanes held a number of positions, including President and General Manager of EG&G Reticon, a subsidiary of a predecessor to PerkinElmer. Mr. Raanes holds a B.S. and an M.S., each in Electrical Engineering, from the Massachusetts Institute of Technology in Boston, Massachusetts.

        Eric P. Lindquist has served as our Senior Vice President, Chief Marketing Officer since November 2004. From March 2004 to November 2004, Mr. Lindquist served as Senior Vice President of Marketing at Omnicell, Inc., a healthcare services company. From March 1997 to March 2004, Mr. Lindquist served in various senior management roles, including President of BrainLAB, Inc. and Director of North American Sales of BrainLAB AG, a medical technology company. Mr. Lindquist holds a B.S. in Mechanical Engineering from Washington State University in Pullman, Washington, an M.S. in Mechanical Engineering from Stanford University in Stanford, California and an M.B.A. from the Haas School of Business at the University of California, Berkeley in Berkeley, California.

        Wade B. Hampton has served as our Senior Vice President, Chief Sales Officer since May 2007. Mr. Hampton first joined us as Senior Vice President, Worldwide Sales in August 2006. From March 2003 to August 2006, Mr. Hampton served in various senior management roles, including Senior Vice President, Americas at Lumenis Ltd., a medical device company. From October 2001 to March 2003, he served as Vice President of International at Natus Medical, Inc., a medical device company. From September 1999 to October 2001 he served as Vice President of International at Coherent, Inc., a medical device company. From January 1997 to September 1999, he served in various positions, including President and Vice President, at Andros Incorporated, a scientific instrumentation company. Mr. Hampton holds a B.A. in Business Administration from the University of Florida in Gainesville, Florida.

        Darren J. Milliken has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2009. Mr. Milliken first joined us as Assistant General Counsel in April 2004, and served as our Interim General Counsel from September 2008 until May 2009. From September 2003 to April 2004, Mr. Milliken served as Senior Corporate & Intellectual Property Counsel at Sanmina-SCI Corporation, a publicly held global electronics manufacturing services company that serves original equipment manufacturers in technology-related industries such as medical devices, communications and computer hardware. From May 2000 to June 2003, Mr. Milliken served in multiple positions at Voyan Technology, a privately-held company that delivers signal processing and equipment control solutions, including Senior Intellectual Property Counsel, Associate/General Counsel and Director of Human Resources. From September 1995 to May 2000, Mr. Milliken was an associate at the law firm of Blakely Sokoloff Taylor & Zafman LLP. Mr. Milliken holds a B.A. in Physics from Washington & Jefferson College in Washington, Pennsylvania and a J.D. from Santa Clara University in Santa Clara, California.

        Theresa L. Dadone joined us as Senior Vice President, Human Resources in July 2007. From April 2007 to July 2007, Ms. Dadone was attending to personal matters. From February 2003 through April 2007 Ms. Dadone served in various human resources management roles, including Vice President of Human Resources at Hewlett-Packard Company. Prior to that, from January 2001 through February 2003, Ms. Dadone served as Vice President Human Resources for Propel, Inc., a web acceleration company, and as Senior Vice President, Human Resources for Healtheon/WebMD from January 1998 to January 2001. Ms. Dadone holds a B.S. degree in Clinical Psychology from San Jose State University in San Jose, California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In addition to the compensation arrangements with directors and the executive officers described above, the following is a description of each transaction during fiscal 2009 and each currently proposed transaction in which:

  •
  We have been or are to be a participant;

  •
  The amount involved exceeds $120,000; and

  •
  Any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Consulting Agreements

        In April 2009, we entered into a consulting agreement with Dr. Adler. Pursuant to the terms of the consulting agreement, we have engaged Dr. Adler to provide consulting services and marketing support and Dr. Adler may earn maximum consulting fees of $168,100 per year, payable at the beginning of each quarter commencing on April 1, 2009. This consulting agreement has a term of one year and will renew for successive one year periods, unless either party provides 30 days' written notice of termination prior to the expiration of each one-year period. We paid Dr. Adler $167,000, $154,000,

$178,000, $204,750 and $246,000 pursuant to his prior consulting agreements during the fiscal years ended June 30, 2009, 2008, 2007, 2006 and 2005, respectively.

Indemnification of Directors and Officers

        Our Amended and Restated Certificate of Incorporation and Bylaws in effect provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered into indemnification agreements with each of our directors and officers. In addition, certain indemnification provisions are contained in Mr. Lindquist's employment letter agreement.

Other Arrangements

        The Company's former Chief Executive Officer, Dr. John R. Adler, Jr. was a member of the Company's Board of Directors until his resignation effective July 19, 2009, and is an active member of the faculty at Stanford, where he holds the position of Professor of Neurosurgery and Radiation Oncology. During the years ended June 30, 2009, 2008 and 2007, we recognized revenue of $1.6 million, $734,000, and $3.8 million, respectively, relating to the sale of CyberKnife products and services provided to Stanford University. Advances and deferred revenue of $209,000, $231,000, and $231,000, were recorded at June 30, 2009, 2008, and 2007, respectively, relating to payments made by Stanford University. We incurred $170,000 and $55,000 of expense during the years ended June 30, 2009 and 2008, respectively, relating to research grants with Stanford to support customer studies related to our CyberKnife systems. No such amounts were recorded during the year ended June 30, 2007. We also have a license agreement with Stanford University for technology and patents to develop, manufacture, use and sell products utilizing feature matching technology to align images used in radiosurgery.

        Dr. Adler also serves as the Chairman of the Board for the CyberKnife Society. During the year ended June 30, 2009, we recorded $458,000 of expense related to contributions made to the CyberKnife Society. No such expense was incurred during the years ended June 30, 2008 and 2007.

Review, Approval or Ratification of Transactions with Related Parties

        Other than as described above, during fiscal 2009, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest. Any such transactions are required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Business Conduct and Ethics contains a written policy to the effect that our personnel are prohibited from engaging in transactions of the nature described above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.accuray.com.

 Stockholders Sharing the Same Address

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

        We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write, e-mail or call our Investor Relations Department at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Thomas Rathjen, Vice President of Investor Relations, telephone: (408) 789-4458, trathjen@accuray.com. You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled "Corporate—Investor Relations" and under the subsection "SEC Filings."

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact BNY Mellon Shareowner Services, P.O. Box 3316, South Hackensack, NJ 07606, telephone: (800) 205-7699. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS

        As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the annual meeting. Accordingly, the only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement.

        If any other matter or matters are properly brought before the annual meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,

Darren J. Milliken
 Senior Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
October 9, 2009

APPENDIX A

ACCURAY INCORPORATED

PERFORMANCE BONUS PLAN

        1)    Purposes of the Plan.    The Plan is intended to increase stockholder value and the success of the Company by motivating key executives to: (1) perform to the best of their abilities, and (2) achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code section 162(m).

        2)    Definitions.

          (a)   "Award" means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee's authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

          (b)   "Base Salary" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means the Compensation Committee of the Board.

          (f)    "Company" means Accuray Incorporated or any of its subsidiaries (as such term is defined in Code Section 424(f)).

          (g)   "Determination Date" means the latest possible date that will not jeopardize a Target Award or Award's qualification as Performance-Based Compensation.

          (h)   "Fiscal Quarter" means a fiscal quarter of the Company.

          (i)    "Fiscal Year" means a fiscal year of the Company.

          (j)    "Maximum Award" means as to any Participant for any Performance Period, three million dollars.

          (k)   "Participant" means an executive officer of the Company participating in the Plan for a Performance Period.

          (l)    "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

          (m)  "Performance-Based Compensation" means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

          (n)   "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles") or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating income, (xvii) operating margin, (xviii) market share, (xix) contract awards or backlog, (xx) overhead or other expense reduction, (xxi) credit rating, (xxii) objective customer indicators, (xxiii) new product invention or innovation, (xxiv) attainment of research and development milestones, (xxv) improvements in productivity, (xxvi) attainment of objective operating goals, (xxvii) contingent or non-contingent orders; and (xxviii) growth rates in any of the performance criteria listed in sections (i) through (xxvii) herein.

          (o)   "Performance Period" means any Fiscal Quarter or Fiscal Year, or such other longer period, as determined by the Committee in its sole discretion.

          (p)   "Plan" means this Performance Bonus Plan.

          (q)   "Plan Year" means the Company's fiscal year.

          (r)   "Section 162(m)" means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

          (s)   "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

        3)    Plan Administration.

          a)    The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m) of the Code, the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

               i)  discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

              ii)  to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

             iii)  to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

          b)    Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

        4)    Eligibility.    The employees eligible to participate in the Plan for a given Performance Period shall be executive officers of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

        5)    Performance Goal Determination.    The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing prior to the Determination Date.

        6)    Target Award Determination.    The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing prior to the Determination Date.

        7)    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant's Award for any Performance Period exceed the Maximum Award.

        8)    Determination of Awards; Award Payment.

          (a)    Determination and Certification.    After the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula but shall not have the right to increase the Award above that which would otherwise be payable under the Payout Formula.

          (b)    Right to Receive Payment.    Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A Participant needs to be employed by the Company through the payment date in order to be eligible to receive an Award payout hereunder.

          (c)    Form of Distributions.    The Company shall distribute all Awards to the Participant in cash.

          (d)    Timing of Distributions.    Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period.

          (e)    Deferral.    The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m), but only in compliance with Section 409A of the Code. In addition, the Committee, in its sole discretion, may permit a

  Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and in compliance with Section 409A of the Code.

        9)    Term of Plan.    Subject to its approval at the 2009 annual meeting of the Company's stockholders, the Plan shall first apply to the 2011 Plan Year. Once approved by the Company's stockholders, the Plan shall continue until terminated under Section 10 of the Plan.

        10)    Amendment and Termination of the Plan.    The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m) of the Code, Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

        11)    Withholding.    Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

        12)    At-Will Employment.    No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.

        13)    Successors.    All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        14)    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        15)    Nonassignment.    The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

        16)    Governing Law.    The Plan shall be governed by the laws of the State of California, without regard to conflicts of law provisions thereunder.

Fulfillment 56099 56094 You can now access your BNY Mellon Shareowner Services account online. Access your Accuray Incorporated account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Accuray Incorporated, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/aray PROXY ACCURAY INCORPORATED PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 20, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 9, 2009, and hereby appoints Euan S. Thomson, Ph.D. and Derek A. Bertocci, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Accuray Incorporated to be held on Friday, November 20, 2009 at 10:00 a.m. (PST), at the offices of Wilson Sonsini Goodrich & Rosati, located at 950 Page Mill Road, Palo Alto, California, 94304 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matter set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted “FOR” the election of directors in Proposal One, “FOR” the approval of Proposal Two and “FOR” the approval of Proposal Three and as said proxies deem advisable on such other matters as may properly come before the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

Fulfillment 56099 56094 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/aray Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. ACCURAY INCORPORATED Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/aray Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE, “FOR” APPROVAL OF PROPOSAL TWO AND “FOR” APPROVAL OF PROPOSAL THREE. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 01 Elizabeth Dávila 02 Euan S. Thomson, Ph.D. 03 Wayne Wu (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. To approve the Performance Bonus Plan 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Mark Here for Address Change or Comments SEE REVERSE